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                                                                  Exhibit 4.1(a)

            INDENTURE, dated as of March 25, 2004 (this "Indenture"), between Rural Cellular Corporation, a corporation organized and existing under the laws of the State of Minnesota (herein called the "Company"), having its principal office at 3905 Dakota Street S.W., Alexandria, MN 56308, the Guarantors listed on Schedule 1 hereto and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the creation of an issue of its Senior Secured Floating Rate Notes due 2010 (the "Original 2010 Securities"), 8-1/4% Senior Secured Notes due 2012 (the "Original 2012 Securities," and together with the Original 2010 Securities, the "Original Securities"), Series B Senior Secured Floating Rate Notes due 2010 (the "Exchange 2010 Securities") and Series B 8-1/4% Senior Secured Notes due 2012 (the "Exchange 2012 Securities," and together with the Exchange 2010 Securities, the "Exchange Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. The "Securities" shall mean the Original Securities together with the Exchange Securities.

            The Company and the Guarantors are engaged in related businesses, and each of the Company and Guarantors will derive substantial direct and indirect benefit from the issuance of the Securities.

            All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company and the Guarantors in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

            Section 1.01 Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

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            (1)   the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

            (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP but shall not include the assets and liabilities of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its Wholly Owned Restricted Subsidiaries; and

            (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (6) the term "on a pro forma basis" means on a pro forma basis as calculated in accordance with Regulation S-X, as amended, under the Securities Act.

            "2010 Securities" means the Original 2010 Securities, together with the Exchange 2010 Securities.

            "2010 Securities Interest Payment Date" means each March 15, June 15, September 15 and December 15, commencing on June 15, 2004.

            "2010 Securities Regular Record Date" means, with respect to a 2010 Securities Interest Payment Date, the March 1, June 1, September 1 and December 1 (whether or not a Business Day) immediately preceding such 2010 Securities Interest Payment Date.

            "2012 Securities" means the Original 2012 Securities, together with the Exchange 2012 Securities.

            "2012 Securities Interest Payment Date" means each March 15 and September 15, commencing on September 15, 2004.

            "2012 Securities Regular Record Date" means, with respect to a 2012 Securities Interest Payment Date, the March 1 and September 1 (whether or not a Business Day) immediately preceding such 2012 Securities Interest Payment Date.

            "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person,

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in the case of both of the preceding clause (1) and clause (2), other than
Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

            "Acquired Person" has the meaning specified in the definition of Permitted Investments.

            "Act" when used with respect to any Holder, has the meaning specified in Section 1.04.

            "Additional Securities" has the meaning specified in Section 3.01.

            "Additional Senior Subordinated Exchange Debentures" means the senior subordinated debentures that may be issued by the Company in accordance with the terms of the Junior Exchangeable Preferred Stock in effect on the Issue Date.

            "Administrative Agent" means the Person or Persons designated as such under the Credit Agreement.

            "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; provided, that beneficial ownership of 10% or more of the Voting Power of a Person will be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent Member" means any member of, or participant in, the Depositary.

            "Alexandria Indemnity" means Alexandria Indemnity Corporation, a Vermont corporation.

            "Applicable Pari Passu Indebtedness" means:

                  (1) with respect to any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness secured by all or any part of the Collateral; and

                  (2)   with respect to any other asset, Pari Passu
            Indebtedness.

            "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

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            "Asset Sale" means, in any one transaction or a series of related transactions, the conveyance, sale, transfer, assignment or other disposition, directly or indirectly, of any of the Company's or a Restricted Subsidiary's property, business or assets, including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired.

            Notwithstanding the foregoing, none of the following items will be deemed an Asset Sale:

            (1) any issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Guarantor;

            (2)   the sale or other disposition of cash or Cash Equivalents;

            (3) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

            (4) the lease, sublease or licensing of any property in the ordinary course of business;

            (5) a Restricted Payment (other than a Permitted Investment) that is not prohibited by Section 10.10 or a Permitted Investment pursuant to clauses
(9), (11) and (12) of the definition thereof;

            (6)   the sale of inventory in the ordinary course of business;

            (7) any issuance of employee stock options or stock awards by the Company pursuant to benefit plans in existence on the Issue Date; and

            (8)   the granting of Liens not prohibited by this Indenture.

            "Asset Sale Offer Amount" has the meaning specified in Section
10.14.

            "Asset Sale Offer Period" has the meaning specified in Section
10.14.

            "Asset Sale Purchase Date" has the meaning specified in Section
10.14.

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined in accordance with GAAP.

            "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

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            "Average Life" means, as of any date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

                  (1) the sum of the product of (x) the number of years from such date of determination to the date of each successive scheduled amortization, redemption or principal payment of such Indebtedness (or similar payment with respect to such Preferred Stock), times (y) the amount of such payment: by

                  (2)   the sum of all such payments.

            "Bankruptcy Law" has the meaning specified in Section 5.01(h).

            "Board of Directors" of a Person which is a corporation, means either the board of directors of that Person or any duly authorized committee of that board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in New York City or the State of Minnesota are authorized or obligated by law or executive order to close.

            "Calculation Agent" means any Calculation Agent appointed from time to time by the Company in accordance with the terms of this Indenture. A Calculation Agent must be a commercial banking institution with offices in London, England or New York City with at least $500 million in capital. The initial Calculation Agent will be U.S. Bank National Association.

            "Capital Lease Obligation" means that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, including voting and non-voting) of equity of such Person; provided that in no event shall "Capital Stock" of any Person include any debt security convertible or exchangeable into equity of such Person until conversion or exchange, as applicable.

            "Cash Equivalents" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is

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            pledged in support thereof), in each case, maturing within one year after the date of acquisition;

                  (2) time deposits, certificates of deposit, banker's acceptances, money market deposits and commercial paper issued by, or deposited with, any domestic bank or trust company of recognized standing having capital and surplus in excess of $200 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and, in each case, maturing within one year after the date of acquisition;

                  (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above; and

                  (4) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses
            (2) and (3) above.

            "Cellular 2000" means Cellular 2000, Inc., a Minnesota corporation.

            "Change of Control" means:

            (1) directly or indirectly a merger, sale, transfer or other conveyance of all or substantially all the assets of the Company, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among the Company's current or newly-formed Wholly Owned Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that any Person or group of Persons beneficially owns more than 50% of the total Voting Power entitled to vote in the election of directors, managers or trustees of the transferee entity immediately after such transaction;

            (2) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of the Company;

            (3) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

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            (4) the adoption of a plan relating to the liquidation or
dissolution of the Company; or

            (5) any transaction constituting a "change of control" under the instruments governing any Subordinated Indebtedness or Preferred Stock of the Company, if such "change of control" would provide a holder of such Subordinated Indebtedness or Preferred Stock with a right to require the Company to repurchase or redeem such Subordinated Indebtedness or Preferred Stock in an aggregate principal amount (or liquidation value, in the case of Preferred Stock) in excess of $20.0 million and such right has not been waived pursuant to the terms thereof.

            For purposes of this definition, the terms "beneficially own," "beneficial owner" and "beneficial ownership" shall have the meanings used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

            "Change of Control Offer" has the meaning specified in Section
10.16.

            "Change of Control Offer Period" has the meaning specified in
Section 10.16.

            "Change of Control Purchase Date" has the meaning specified in
Section 10.16.

            "Change of Domicile" means a transaction or series of related transactions, including, without limitation, (1) a merger, amalgamation, combination or consolidation of the Company with or into another Person, (2) the acquisition of all the Capital Stock of the Company or (3) the sale, transfer or other conveyance of all or substantially all the assets of the Company on a consolidated basis to another Person, the sole purpose of which is to reincorporate the Company under the laws of the United States, in another State of the United States or in the District of Columbia.

            "Class M Preferred Stock" means the Class M Redeemable Voting Convertible Preferred Stock of the Company.

            "Clearstream" means Clearstream Banking, a societe anonyme (or any successor securities clearing agency).

            "Collateral" means all property and assets that from time to time secure the Securities, the Subsidiary Guarantees and the Securities Obligations under the Collateral Documents.

            "Collateral Agreement" means the Collateral Agreement by the Company and the Guarantors in favor of U.S. Bank National Association, as Collateral Trustee, dated as of March 25, 2004, as the same may be amended, restated, replaced, refinanced, renewed extended, supplemented or modified, from time to time.

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

            "Collateral Documents" means, collectively, all agreements, deeds of trust, mortgages, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Trustee in the Collateral, including, without limitation, the Collateral Agreement.

            "Collateral Trustee" means the collateral trustee under the Collateral Documents.

            "Commission" means the United States Securities and Exchange Commission.

            "Communications Act" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chief Executive Officer, its President or any Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Comparable Collateral Document" means, in relation to any Collateral subject to any First Lien Security Document, that Collateral Document(s), which create a security interest in the same Collateral, granted by the Company or same Guarantor, as applicable.

            "Consolidated Indebtedness" of any Person means at any date of determination, the Indebtedness of such Person and its Restricted Subsidiaries at such date, on a consolidated basis.

            "Consolidated Interest Expense" of any Person means for any period the interest expense included in an income statement of such Person and its Restricted Subsidiaries, on a consolidated basis, for such period, including, without limitation or duplication (or, to the extent not so included, with the addition of),

                  (1) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP;

                  (2)   the amortization of Indebtedness discounts;

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                  (3)   any payments or fees, other than reimbursement or
            similar obligations, with respect to letters of credit, bankers' acceptances, or similar facilities;

                  (4)   net payment obligations under Hedge Agreements;

                  (5) the portion other than Attributable Debt of any rental obligations in respect of any Sale and Leaseback Transaction; and

                  (6) Preferred Stock dividends accrued or payable other than dividends on Qualified Capital Stock of such Person.

            Notwithstanding the foregoing:

                        (a) in the event that any of the Company's Qualified Capital Stock is classified as indebtedness because of a change in GAAP occurring after the Issue Date or SFAS 150, dividend payments on such Qualified Capital Stock will not be included in "Consolidated Interest Expense"; and

                        (b) for purposes of Section 10.10, "Consolidated Interest Expense" shall exclude any non-cash charges resulting from the write-down of unamortized security issuance costs, to the extent included in "Consolidated Interest Expense."

            "Consolidated Net Income" of any Person means for any period the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (to the extent included and without duplication):

                  (1) the net income (or loss) of any Person, other than such Person, that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person or a Restricted Subsidiary of such Person by such other Person during such period,

                  (2) gains or losses from sales of assets other than sales of inventory in the ordinary course of business,

                  (3) in the event that any of the Company's Qualified Capital Stock is classified as indebtedness because of a change in GAAP occurring after the Issue Date or SFAS 150, dividend payments thereon, to the extent they are treated as interest expense under GAAP,

                  (4) for purposes of Section 10.10, the net income, if positive, of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such

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            net income is not at that time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulations applicable to such Restricted Subsidiary, except to the extent such restrictions with respect to the payment of dividends or similar distributions have been validly waived, and

                  (5)   all extraordinary gains and extraordinary losses.

            "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with GAAP; provided that such computation shall exclude (1) any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and (2) Unrestricted Subsidiaries.

            "Cooperative Bank Equity" means non-voting equity interests in Cooperative Banks.

            "Cooperative Banks" means lenders under the Credit Agreement which are cooperative banks.

            "Corporate Trust Office" means the principal office of the Trustee at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292 at which at any particular time its corporate trust business shall be administered or such other location designated by the Trustee in a report pursuant to Section 7.03(a) or other notice delivered to the Holders by the Trustee.

            "covenant defeasance" has the meaning specified in Section 12.03.

            "Covenant Suspension" has the meaning specified in Section 10.20(a).

            "Credit Agreement" means the Credit Agreement, dated as of March 25, 2004, among the Company, the lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, and Bank of America, N.A., as Documentation Agent, as such agreement may be amended, supplemented, restated, refunded, replaced, renewed, extended, refinanced, increased or otherwise modified, in whole or in part, from time to time (whether or not any of the foregoing (1) occurs simultaneously with, or occurs at any time after, the termination or repayment of a prior Credit Agreement, (2) occurs pursuant to one or more separate instruments or agreements, (3) occurs on one or more separate occasions, (4) occurs with the same or different lenders or (5) results in an increase or decrease in the aggregate principal amount of loans made or to be made thereunder or any other change in terms thereunder).

            "Credit Agreement Agent" means, at any time, the Person serving at such time as the "Agent" or the "Administrative Agent" under the Credit Agreement or any

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other representative of the First Lien Lenders then most recently designated as such by the requisite percentage of such First Lien Lenders in a written notice delivered to the trustee.

            "Cumulative Interest Expense" means the total amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002, through and including the end of the last completed fiscal quarter preceding the date of any proposed Restricted Payment; provided, however, that Cumulative Interest Expense shall not include (1) any dividends paid or accrued on Exchangeable Preferred Stock, (2) any dividends paid or accrued on Junior Exchangeable Preferred Stock or (3) any dividends paid or accrued on Class M Preferred Stock.

            "Cumulative Operating Cash Flow" means Operating Cash Flow of the Company and its Restricted Subsidiaries for the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002, through and including the end of the last completed fiscal quarter preceding the date of any proposed Restricted Payment.

            "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "Defaulted Interest" has the meaning specified in Section 3.08.

            "defeasance" has the meaning specified in Section 12.02.

            "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary. The Depositary shall initially be DTC.

            "Determination Date," with respect to a 2010 Securities Interest Period, will be the second London Banking Day preceding the first day of such 2010 Securities Interest Period.

            "Distribution Compliance Period" means, with respect to the Regulation S Securities, the "distribution compliance period" required by Rule 903(b)(2) of Regulation S applicable to such Securities.

            "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

            "DTC" means The Depository Trust Company, a New York corporation.

            "DWAC" has the meaning specified in Section 3.06(b)(i)(E).

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            "Equity Offering" means any public or private sale of Qualified
Capital Stock by the Company for the account of the Company.

            "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

            "Event of Default" has the meaning specified in Section 5.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Indentures" means the indentures under which the Senior Subordinated Exchange Debentures and the Additional Senior Subordinated Exchange Debentures may be issued.

            "Exchange Offer" means an offer made pursuant to an effective registration statement under the Securities Act by the Company to exchange all or a portion of the Outstanding Securities (except for the differences provided for herein) for Exchange Securities.

            "Exchangeable Preferred Stock" means the 113/8% Senior Exchangeable Preferred Stock of the Company.

            "Exchangeable Preferred Stock PIK Dividends" means dividends on the Exchangeable Preferred Stock paid in the form of additional shares of Exchangeable Preferred Stock during the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002 and ending on the Issue Date, up to the maximum amount of such dividends permitted to be paid in such form during such period pursuant to the Certificate of Designation of Voting Power, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of the Exchangeable Preferred Stock, as in effect on the Issue Date.

            "Exchange Registration Statement" means a registration statement of the Company under the Securities Act registering Exchange Securities for distribution pursuant to an Exchange Offer.

            "Exchange Securities" means the Securities designated as such in the first paragraph of the recitals of the Company, all of which are to be issued pursuant to an Exchange Offer or sold pursuant to a Shelf Registration Statement and their Successor Securities.

            "Existing Indebtedness" has the meaning specified in Section
10.08(f).

            "Existing Preferred Stock" has the meaning specified in Section 10.09(a).

            "Expiration Date" has the meaning specified in the definition of "Offer to Purchase."

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            "Fair Market Value" means, with respect to any assets or Person, the price which could be negotiated in an arm's-length, free-market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (1) if such Person or assets have a Fair Market Value of up to $2.5 million, by any executive officer of the Company and evidenced by an Officers' Certificate, dated within 30 days of the relevant transaction, (2) if such Person or assets have a Fair Market Value equal to or in excess of $2.5 million but not in excess of $10.0 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction or (3) if such Person or assets have a Fair Market Value in excess of $10.0 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, based on an appraisal of an independent appraiser of national reputation.

            "FCC" means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

            "FCC License" means any cellular telephone, microwave, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction and/or the operation of any System, granted or issued by the FCC.

            "First Lien Agent" means the Credit Agreement Agent or, after the Credit Agreement and all commitments to extend credit thereunder have been terminated, all letters of credit (if any) issued under the Credit Agreement have been discharged or cash collateralized in accordance with the terms thereof, and all First Lien Obligations outstanding under the Credit Agreement have been paid in full in cash, a single representative of all holders of First Lien Obligations most recently designated by the Company in an Officer's Certificate delivered to the trustee or the successor of such representative in its capacity as such.

            "First Lien Debt" means:

                  (1) all Indebtedness of the Company and its Subsidiaries under the Credit Agreement that is (or, in the case of any reimbursement obligation for a letter of credit issued under the Credit Agreement or any loan required to be made under the Credit Agreement to satisfy such reimbursement obligation, was, when such letter of credit was issued), permitted to be Incurred by clause
            (b), (g) or (n) of the second paragraph under "Limitation on Consolidated Indebtedness"; and

                  (2) Hedging Obligations that are designated as First Lien Debt by the Company.

            Notwithstanding anything to the contrary contained in clauses (1) and (2) of this definition, any Indebtedness under the First Lien Documents (including, without

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limitation, any Hedging Obligations) shall constitute "First Lien Debt" (and the
Obligations of the Company and its Subsidiaries under such First Lien Documents shall constitute First Lien Obligations) if the First Lien Agent shall have received a representation or a deemed representation from the Company in the First Lien Documents evidencing such Indebtedness (or a certificate from an authorized officer of the Company delivered in connection with such First Lien Documents) that such Indebtedness constitutes "First Lien Debt" (or that the Obligations of the Company and its Subsidiaries under such First Lien Documents shall constitute First Lien Obligations) under this Indenture (whether or not such Indebtedness was at any time determined not to have been permitted to be Incurred under this Indenture). The representation, deemed representation or certificate referred to in the previous sentence shall be delivered (i) with respect to Indebtedness, at the time such Indebtedness is Incurred, (ii) with respect to Hedging Obligations, at the time the relevant Hedge Agreement is executed and (iii) with respect to reimbursement obligations under letters of credit or any loan required to be made under the Credit Agreement to satisfy such reimbursement obligation, at the time such letter of credit was issued.

            "First Lien Documents" shall mean the Credit Agreement, the First Lien Security Documents, all Hedge Agreements evidencing Hedging Obligations that constitute First Lien Debt and all other documents and instruments executed or delivered pursuant to any First Lien Document as the same may be amended, restated, replaced, refinanced, renewed, extended, supplemented or modified from time to time.

            "First Lien Lenders" means, at any time, the parties to the Credit Agreement then holding (or committed to provide) loans, letters of credit or other extensions of credit that constitute (or when provided will constitute) First Lien Obligations under the Credit Agreement.

            "First Lien Obligation Period" means any period during which (1) any First Lien Obligations are outstanding (other than unmatured indemnity obligations), (2) any commitments pursuant to which First Lien Obligations may be Incurred are in effect or (3) any letters of credit issued under any First Lien Documents are outstanding but have not been discharged or fully cash collateralized in accordance with the terms of the applicable First Lien Document.

            "First Lien Obligations" means the First Lien Debt and all other Obligations of the Company or any of its Subsidiaries under the First Lien Documents.

            "First Lien Security Documents" means one or more security agreements, pledge agreements, collateral assignments, control agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company or any of its Subsidiaries creating a Lien upon property owned or to be acquired by the Company or such Subsidiary in favor of any holder or holders of First Lien Obligations, or any trustee, agent or representative acting for any such holders, as security for any First Lien Obligations, as the same may be amended, restated, replaced, refinanced, renewed, extended, supplemented or modified from time to time.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or entities as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

            "Global Securities" has the meaning specified in Section 2.01.

            "Governmental Entity" means any domestic or foreign international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, including, without limitation, the FCC and the Commission.

            "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

            "Guarantor" means each of the Company's Restricted Subsidiaries (and each of the Company's Unrestricted Subsidiaries that becomes a Restricted Subsidiary) that has not been released from its liability under its Subsidiary Guarantee in accordance with the terms of this Indenture.

            "Hedge Agreements" means any interest rate or currency exchange rate swap, cap, collar, floor, caption, or swaption agreements, or any similar arrangements arising at any time between the Company or any Restricted Subsidiary, on the one hand, and any Person, on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

            "Hedging Obligations" means any Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (e) of Section 10.08.

            "Holder" means a Person in whose name a Security is registered in the Security Register.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange, or otherwise), assume, guarantee, or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing).

            "Indebtedness" means (without duplication), with respect to any
Person:

                  (1)   every obligation of such Person for money borrowed,

                  (2) every obligation of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations Incurred in connection with the acquisition of property, assets, or businesses,

                  (3) every reimbursement or similar obligation of such Person with respect to letters of credit, bankers' acceptances, or similar facilities issued for the account of such Person,

                  (4) every obligation of such Person issued or assumed as the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business),

                  (5)   every Capital Lease Obligation of such Person,

                  (6) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination,

                  (7) Attributable Debt of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party,

                  (8)   all obligations under Hedge Agreements,

                  (9) every obligation of the type referred to in clauses (1) through (8) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor, or otherwise or for which such Person provides any form of credit support, and if such credit support takes the form of a Lien on any assets of the specified Person (which Lien is permitted to be Incurred by this Indenture) where such Indebtedness is without recourse to such Person, the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such assets as of the date of determination and (B) the amount of such Indebtedness, and

                  (10) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding, except for Preferred Stock held by such Person (or one of its Wholly Owned Restricted Subsidiaries);

provided, that for all purposes of this Indenture,

                  (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,

                  (B) Indebtedness shall not include any liability for federal, state, local, or other taxes and

                  (C) in the event that any of the Company's Qualified Capital Stock is classified as indebtedness because of a change in GAAP occurring after the Issue Date or SFAS 150, such Qualified Capital Stock shall not be included in "Indebtedness."

For purposes of this Indenture, the amount of any Indebtedness under any Hedge Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Hedge Agreement had terminated at the end of such fiscal quarter, and in making such determination, if such Hedge Agreement or any related agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligations shall be the net amount so determined, unless the counterparty under such agreement is in default under such agreement or defaults in making the corresponding payment to such Person.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof or restated.

            "Initial Purchasers" means (1) with respect to the Original Securities issued on the Issue Date, Lehman Brothers Inc., Banc of America Securities LLC and Lazard Freres & Co. LLC and (2) with respect to Original Securities issued after the Issue Date, the initial purchasers of such Securities from the Company in connection with an exempt offering of Securities to "qualified institutional buyers" (as such term is defined in Rule 144A) and to other persons.

            "Intercompany Indebtedness" has the meaning specified in Section 10.08.

            "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, among the First Lien Agent, the Collateral Trustee, the Company and the Guarantors, as amended, supplemented, restated, or otherwise modified from time to time or replaced in accordance with Section 13.09(c) or
(d).

            "Interest Payment Date" means, (i) with respect to a 2010 Security, a 2010 Securities Interest Payment Date and (ii) with respect to a 2012 Security, a 2012 Securities Interest Payment Date.

            "Interest Period" means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period for each class of Original Securities shall commence on and include the Issue Date.

            "Investment" by any Person in any other Person means (without duplication):

                  (1) the acquisition (whether by purchase, merger, consolidation, or otherwise) by such Person (whether for cash, property, services, securities, or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests, or other securities of such other Person;

                  (2) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person or any commitment to make any such advance, loan, or extension;

                  (3) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person;

                  (4) the making of any capital contribution by such Person to such other Person; and

                  (5) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

      For purposes of Section 10.10,

            (A) "Investment" shall include and be valued at the Fair Market Value of such Person's pro rata interest in the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the lesser of (x) the Fair Market Value of such Person's pro rata interest in the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (y) the Fair Market Value of the amount of such Person's Investments (other than Permitted Investments) made in (net of cash distributions received from) such Unrestricted Subsidiary since the Issue Date, and

            (B) the amount of any Investment shall be the Fair Market Value of such Investment at the time any such Investment is made.

            "Investment Grade" means a rating of the relevant debt obligation of a Person by both S&P and Moody's in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided further that in the event either S&P or Moody's is no longer in existence for purposes of determining whether such debt obligations are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, written notice of which shall be given to the Trustee.

            "Issue Date" means the time and date of the first issuance of the Original Securities.

            "Junior Exchangeable Preferred Stock" means the 12-1/4% Junior Exchangeable Preferred Stock of the Company.

            "Junior Exchangeable Preferred Stock PIK Dividends" means dividends on the Junior Exchangeable Preferred Stock paid in the form of additional shares of Junior Exchangeable Preferred Stock during the period beginning on the first day of the completed fiscal quarter immediately preceding January 16, 2002 and ending on February 16, 2005, up to the maximum amount of such dividends permitted to be paid in such form during such period pursuant to the Certificate of Designation of Voting Power, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of the Junior Exchangeable Preferred Stock, as in effect on the Issue Date.

            "LIBOR," with respect to a 2010 Securities Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such 2010 Securities Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market, for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such 2010 Securities Interest Period. If at least two such offered quotations are so provided, LIBOR for the 2010 Securities Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such 2010 Securities Interest Period. If at least two such rates are so provided, LIBOR for the 2010 Securities Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for such 2010 Securities Interest Period will be LIBOR in effect with respect to the immediately preceding 2010 Securities Interest Period.

            "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than an easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

            "Liquidated Damages" means the liquidated damages payable under the Registration Rights Agreement.

            "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

            "Marketable Securities" has the meaning specified in Section 10.14.

            "Material Adverse Effect" means any material adverse effect upon (a) the business, assets, liabilities, financial condition, results of operations, properties, or business prospects of the Company and its Restricted Subsidiaries on a consolidated basis, taken as a whole, or (b) the binding nature, validity, or enforceability of this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents, the Intercreditor Agreement, or upon the ability of the Company and its Restricted Subsidiaries to perform the payment obligations or other material obligations under any of the foregoing or upon the value of the Collateral or upon the rights, benefits or interests of the Holders in and to the Securities Obligations or the rights of the trustee and the Holders in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

            "Maturity" means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Cash Proceeds" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash or Cash Equivalents of (a) any note or installment receivable at any time or (b) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash or Cash Equivalents are received within one year after such Asset Sale), less all out-of-pocket fees, commissions, and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales, and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale.

            "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries:

                        (A) provides credit support of any kind (including any undertaking, agreement, or instrument that would constitute Indebtedness);

                        (B) is directly or indirectly liable, as a guarantor or otherwise; or

                        (C) constitutes the lender other than with respect to amounts that are lent by the Company or one of its Restricted Subsidiaries to an Unrestricted Subsidiary in compliance with Sections 10.10 and 10.13 hereof and are otherwise permitted by this Indenture;

                  (2) no default with respect to which, including any rights that the holders of such Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on that other Indebtedness or cause the payment of that other Indebtedness to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders will not have any recourse to the assets of the Company or the stock or assets of any of its Restricted Subsidiaries.

            "Notice of Default" has the meaning specified in Section 5.01(e).

            "Obligations" means any principal, interest, penalties, fees, indemnities, reimbursement obligations, guarantee obligations, costs, expenses (including fees and disbursements of counsel), damages and other liabilities and obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the documentation governing or made, delivered or given in connection with, any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Restricted Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

            "Offer" has the meaning specified in the definition of Offer to Purchase.

            "Offer to Purchase" means a written offer (the "Offer") sent by the Company to each Holder at his, her or its address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which, subject to any contrary requirements of applicable law, shall be not less than 30 days nor more than 60 days after the date of such Offer to Purchase (or, in the case of any Offer to Purchase made prior to the occurrence of the

Change of Control and contingent upon such occurrence, the later of (x) 60 days after the date of such Offer to Purchase and (y) the date of occurrence of such Change of Control) and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date.

            The Offer shall also state:

            (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

            (2)   the Expiration Date and the Purchase Date;

            (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

            (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

            (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder, and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

            (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

            (7) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

            (8) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer to Purchase prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

            (9) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

            (10) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

            (11) that in the case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

            "Offering Memorandum" means the Offering Memorandum, dated March 15, 2004, with respect to the offering of the Original Securities to be issued on the Issue Date.

            "Officers' Certificate" means a certificate signed by two officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company and delivered to the Trustee.

            "Operating Cash Flow" for any Person for any period means:

                  (1) the Consolidated Net Income of such Person for such period, plus

                  (2) the sum, without duplication (and only to the extent such amounts are deducted in determining such Consolidated Net Income), of:

                        (A) the provisions for income taxes for such period for such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP,

                        (B) depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and

                        (C) Consolidated Interest Expense of such Person for such period,

                  less the amount of all cash payments made during such period by such Person and its Restricted Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period (and only to the extent such amounts are included in determining such Consolidated Net Income).

In the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Company's Operating Cash Flow shall be made on a pro forma basis on the assumption that the percentage of the Company's common equity interest in such Restricted Subsidiary throughout the applicable Reference Period was equivalent to its common equity interest on the date of the determination.

            "Operating Cash Flow Ratio" means, on any date (the "Transaction Date"), with respect to any Person, the ratio of

                  (1) Consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness and the application of the proceeds thereof on such Transaction Date) divided by

                  (2) the aggregate amount of Operating Cash Flow during the Reference Period of such Person;

provided, that for purposes of such computation, in calculating Operating Cash Flow and Consolidated Indebtedness:

                        (A) the transaction giving rise to the need to calculate the Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period;

                        (B) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through consolidations, amalgamations, combinations or mergers during the Reference Period or subsequent thereto and on or prior to the Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period;

                        (C) businesses disposed of by such Person or any of its Restricted Subsidiaries during the Reference Period or subsequent thereto and on or prior to the Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period;

                        (D) the Indebtedness of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person's common equity interest in such Restricted Subsidiary on the date of determination of the Operating Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest,

            51% of such Subsidiary's Indebtedness would be included in the calculation of such Person's aggregate Indebtedness); and

                        (E)   except as provided in clause (7) of Section 10.10,
            (i) the Exchangeable Preferred Stock and the Junior Exchangeable Preferred Stock outstanding on the Issue Date (and any accrued but unpaid dividends on such Preferred Stock), (ii) any Junior Exchangeable Preferred Stock issued as Junior Exchangeable Preferred Stock PIK Dividends (and any accrued but unpaid dividends thereon) and (iii) the Class M Preferred Stock outstanding on the Issue Date shall be excluded from Consolidated Indebtedness.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee, delivered to the Trustee.

            "Original Securities" means the Securities designated in the first paragraph of the recitals of the Company.

            "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                        (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                        (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                        (iii) Securities which have been replaced pursuant to
Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

            "pari passu," when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

            "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor that is not subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

            "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any), interest (and Liquidated Damages, if any), on any Securities on behalf of the Company.

            "Payment Default" has the meaning specified in Section 5.01(f).

            "Permitted Investments" means:

                  (1)   Investments in Cash Equivalents;

                  (2)   Investments in the Company or a Restricted Subsidiary;

                  (3) Investments in a Person substantially all of whose assets are of a type generally used in a Wireless Communications Business (an "Acquired Person") if, as a result of such Investments,
            (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary or (B) the Acquired Person immediately thereupon either
            (a) is merged or consolidated with or into the Company or any Restricted Subsidiary or (b) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries;

                  (4) Investments in accounts and notes receivable acquired in the ordinary course of business;

                  (5) any securities received in connection with an Asset Sale and any Investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Wireless Communications Business, that complies with
            Section 10.14;

                  (6) advances and prepayments for asset purchases in the ordinary course of business in a Wireless Communications Business of the Company or a Restricted Subsidiary;

                  (7) customary loans or advances made in the ordinary course of business to officers, directors, or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses not to exceed $5.0 million at any one time outstanding;

                  (8) the purchase of Cooperative Bank Equity in Cooperative Banks to the extent required by the charter documents of such Cooperative Banks in connection with the Incurrence of any Indebtedness which is provided by such Cooperative Banks under the Credit Agreement, provided that such Incurrence is permitted under the terms of this Indenture;

                  (9) Investments in Wireless Alliance not exceeding $10.0 million in the aggregate made after January 16, 2002;

                  (10) Investments received in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                  (11) Investments arising from Hedge Agreements permitted to be Incurred pursuant to clause (e) of Section 10.08;

                  (12) Investments in any Person, which Investments have an aggregate Fair Market Value, measured on the date each such Investment is made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (12) since the Issue Date not exceeding $15.0 million;

                  (13) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (14) Investments that are deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person (only to the extent that the making of such Investment through the acquisition of such Person was already deemed to be a Restricted Payment made pursuant to Section
            10.10 as of the date of such acquisition); and

                  (15) Investments in prepaid expenses and lease, utility and workers' compensation performance and other similar deposits.

            "Permitted Liens" means:

                  (1) Liens existing on the Issue Date securing obligations of the Company or any of its Restricted Subsidiaries outstanding on the Issue Date, other than Indebtedness under the Credit Agreement;

                  (2) Liens securing Indebtedness of the Company or any Restricted Subsidiary under the Credit Agreement, which Indebtedness is permitted to be Incurred under clause (b), (g) or (n) of Section 10.08;

                  (3) Second Priority Liens securing Indebtedness permitted to be Incurred under clause (a) of Section 10.08;

                  (4) Second Priority Liens securing Pari Passu Indebtedness permitted to be Incurred under the first paragraph of Section 10.08; provided that, (i) at the time such Indebtedness is Incurred, the Company's Senior Secured Operating Cash Flow Ratio would be less than 3.25 to 1.0; (ii) such Indebtedness has an Average Life and final stated maturity that is equal to or greater than that of the latest Stated Maturity of the then Outstanding Securities; (iii) such Second Priority Liens are on an equal and ratable basis with the Second Priority Liens securing the Securities Obligations; and
            (iv) the assets securing such Pari Passu Indebtedness also are a part of the Collateral;

                  (5)   Liens in favor of the Company or any Guarantor;

                  (6) Liens to secure Indebtedness of the Company or a Restricted Subsidiary outstanding or committed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such Liens; provided, however, that (a) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any property other than such item of property or any improvements on such item, and (c) the Incurrence of such Indebtedness is otherwise permitted by the indenture;

                  (7) (a) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition) by the Company or any Restricted Subsidiary and (b) Liens in respect of Acquired Indebtedness existing at the time of the relevant acquisition by the Company; provided that such Liens do not extend to any assets of the Company other than the assets being acquired and as long as such Liens were not Incurred in anticipation of such acquisition;

                  (8) Liens to secure Indebtedness to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3), (5) and (6) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for amounts relating to accrued interest, dividends and redemption premiums on the Indebtedness and fees, expenses, penalties and redemption premiums incurred in connection therewith;

                  (9) Liens on any Permitted Investment in Cooperative Bank Equity in favor of any Cooperative Banks:

                  (10) Liens Incurred or deposits made to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of tenders, bids, trade contracts, government contracts, import duties, payment of rent, leases (other than capital leases) or licenses or other obligations of a like nature incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties;

                  (11) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent, that are not yet subject to penalties or interest for non-payment or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (12) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, suppliers' or other like Liens arising in the ordinary course of business and deposits made to obtain the release of such Liens and with respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

                  (13) easements, rights-of-way, zoning ordinances and similar charges, restrictions, exceptions or other irregularities, reservations of, or rights of others for: licenses, sewers, electric lines, telegraph and telephone lines, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (14) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

                  (15) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) Incurred or pledges or deposits made in the ordinary course of business, in connection with workers' compensation, unemployment insurance and other types of social security;

                  (16) deposits made in the ordinary course of business to secure liability to insurance carriers other than in connection with financing premiums;

                  (17) any attachment, appeal or judgment Lien not constituting an Event of Default under clause (g) of Section 5.01;

                  (18) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

                  (19) any interest or title of a lessor or lessee or sublessor or sublessee under any operating lease entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

                  (20) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

                  (21) rights of set-off of as to deposit accounts or other funds maintained with a depository or other financial institution;

                  (22) Liens on property subject to capital leases to the extent the related Capital Lease Obligation is permitted to be Incurred pursuant to clause (k) of Section 10.08;

                  (23) Liens securing Hedge Agreements permitted to be Incurred pursuant to clause (e) of Section 10.08, so long as the related Indebtedness is, and this Indenture permits such related Indebtedness to be, secured by a Lien on the same property securing such Hedge Agreements and such Lien is of equal priority with the Lien securing such related Indebtedness;

                  (24) Liens securing Indebtedness permitted to be Incurred pursuant to clause (j), (l) or (m) of Section 10.08; and

                  (25) any other Liens in respect of any Indebtedness, which Indebtedness does not exceed $10 million in the aggregate.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or government or any agency or political subdivision thereof.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

            "Preferred Stock" means, with respect to any Person, any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "Purchase Agreement" means (1) with respect to the Original Securities issued on the Issue Date, the Purchase Agreement, dated as of March 15, 2004, (and amended on March 25, 2004) among the Company and the Initial Purchasers, as such agreement may be further amended from time to time and (2) with respect to the Original Securities issued after the Issue Date, the purchase agreement relating to the issuance of such Securities among the Company and the Initial Purchasers, as such agreement may be amended from time to time.

            "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

            "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

            "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

            "Qualified Capital Stock" means, with respect to any Person, any and all shares of Capital Stock other than Redeemable Stock.

            "Qualified Capital Stock Proceeds" means, with respect to any Person,

            (1) in the case of any sale of Qualified Capital Stock, the aggregate net cash proceeds received by such Person (plus 70% of the Fair Market Value of long-term assets that are used or usable in a Wireless Communications Business), after payment of expenses, commissions, and the like Incurred by such Person in connection therewith, and net of Indebtedness that such Person Incurred, guaranteed, or otherwise became liable for in connection with the issuance or acquisition of such Capital Stock; and

            (2) in the case of any exchange, exercise, conversion, or surrender of any Redeemable Stock or Indebtedness of such Person issued (other than to any Subsidiary) for cash after January 16, 2002 for or into shares of Qualified Capital Stock of such Person, the liquidation value of the Redeemable Stock or the net book value of such Indebtedness as adjusted on the books of such Person to the date of such exchange, exercise, conversion, or surrender, plus any additional amount paid by the securityholders to such Person upon such exchange, exercise, conversion, or surrender and less any and all payments made to the securityholders, and all other expenses, commissions and the like Incurred by such Person or any Subsidiary in connection therewith.

            "Redeemable Stock" of any Person means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation, is required to be redeemed prior to the 91st day after the final Stated Maturity of the 2012 Securities or is redeemable at the option of the holder thereof at any time prior to the 91st day after the final Stated Maturity of the 2012 Securities, except to the extent such Capital Stock is solely redeemable with any Capital Stock that is not Redeemable Stock; provided that:

                  (1) only the portion of the Capital Stock which is mandatorily redeemable or is so redeemable at the option of the holder prior to such date shall be deemed Redeemable Stock;

                  (2) if such Capital Stock is issued in the ordinary course of business to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Redeemable Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; and

                  (3) any Capital Stock that would not constitute Redeemable Stock but for provisions in it giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" or "asset sale" occurring prior to the final Stated Maturity of the Securities shall not constitute Redeemable Stock if the "change of control" or "asset sale" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Sections 10.14 or 10.16, as applicable, in this Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company's repurchase of the Securities as required pursuant to Sections 10.14 or 10.16, as applicable.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of the Securities or this Indenture.

            "Reference Period" with regard to any Person means the last four completed fiscal quarters of such Person immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

            "Registered Securities" means the Exchange Securities and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.

            "Registration Rights Agreement" means (1) with respect to the Original Securities issued on the Issue Date, the Registration Rights Agreement, dated as of March 25, 2004, by and among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended from time to time, and (2) with respect to Original Securities issued after the Issue Date, any Registration Rights Agreement among the Company and the Initial Purchasers providing for the issuance of Exchange Securities in an Exchange Offer registered on an Exchange Registration Statement and the registration of the resale of Securities under a Shelf Registration Statement, as each such agreement may be amended from time to time.

            "Regular Record Date" means, (i) with respect to a 2010 Security, a 2010 Securities Regular Record Date and (ii) with respect to a 2012 Security, a 2012 Securities Regular Record Date.

            "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

            "Regulation S Global Security" has the meaning specified in Section 2.01.

            "Regulation S Securities" means the Securities, if any, issued in reliance on Regulation S.

            "Representative Amount" means a principal amount of not less than U.S.$1,000,000 for a single transaction in the relevant market at the relevant time.

            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws, the partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination, judgment, writ, injunction, decree or order of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Restricted Global Security" has the meaning specified in Section 2.01.

            "Restricted Payment" means, with respect to any Person:

                  (1) any declaration or payment of a dividend or making any other payment or other distribution (including, without limitation, any payment in connection with any merger or consolidation involving such Person or any Restricted Subsidiary of such Person) on or on account of any shares of Capital Stock of such Person or any Restricted Subsidiary of such Person (other than a dividend payable solely in shares of the Qualified Capital Stock of such Person or options, warrants, or other rights to acquire the Qualified Capital Stock of such Person and other than any declaration or payment of a dividend or other distribution by a Restricted Subsidiary to the Company or another Wholly Owned Restricted Subsidiary of the Company);

                  (2) any payment on account of the purchase, redemption, retirement, or acquisition (including by way of issuing any Indebtedness or Redeemable Stock in exchange for Qualified Capital Stock) of (A) any shares of Capital Stock (including, without limitation, the Exchangeable Preferred Stock, the Junior Exchangeable Preferred Stock and the Class M Preferred Stock) of such Person or any Subsidiary of such Person held by Persons other than such Person or any of its Restricted Subsidiaries or any shares of Capital Stock of the direct or indirect parent of such Person or
            (B) any option, warrant, or other right to acquire shares of Capital Stock of such Person or any Restricted Subsidiary of such Person or any of its Restricted Subsidiaries, in each case, other than pursuant to the cashless exercise of options, warrants or other rights to acquire Capital Stock of such Person;

                  (3) any Investment (other than a Permitted Investment) made by such Person; and

                  (4) any payment on or with respect to any Subordinated Indebtedness of such Person or any redemption, defeasance, repurchase, or other acquisition or retirement for value prior to any scheduled maturity, repayment, or sinking fund payment, of any Subordinated Indebtedness of such Person, except a payment of interest or principal at the Stated Maturity thereof;

            provided that the term "Restricted Payment" does not include (i) the payment of a dividend or other distribution by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock or (ii) the payment of an Exchangeable Preferred Stock PIK Dividend or a Junior Exchangeable Preferred Stock PIK Dividend.

            "Restricted Subsidiary" of any Person means any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person.

            "Rule 144" means Rule 144 under the Securities Act (or any successor provision) as it may be amended from time to time.

            "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

            "Rule 144A Securities" means the Securities purchased by the Initial Purchasers from the Company pursuant to the Purchase Agreement, other than the Regulation S Securities.

            "S&P" means Standard & Poor's Ratings Services and its successors.

            "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

            "Second Lien Obligations" means the Securities Obligations and any other Obligations of the Company or the Guarantors that are secured by Second Priority Liens.

            "Second Priority Liens" has the meaning set forth in Section 13.01.

            "Securities" means securities designated in the first paragraph of the recitals of the Company and includes the Exchange Securities.

            "Securities Act" means the Securities Act of 1933.

            "Securities Act Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.02 to be placed upon a Rule 144A Security or an Regulation S Security.

            "Securities Obligations" means the Securities, the Subsidiary Guarantees and all other Obligations of any obligor or guarantor under this Indenture, the Securities, the Exchange Securities and the Collateral Documents.

            "Security Registrar" and "Security Register" have the respective meanings specified in Section 3.06.

            "Senior Secured Indebtedness" means all unsubordinated Indebtedness of the Company or of any Restricted Subsidiary, whether outstanding on the Issue Date or thereafter Incurred, that is either (1) secured by a Lien on any part of the Collateral or

(2) secured by a Lien on any asset received in exchange for or otherwise in respect of Collateral (including, without limitation, assets received under Section 10.14 and assets subject to Permitted Liens under clause (7) of the definition thereof) or any asset described in this clause (2), in each case, including, without limitation, the Securities, all other Second Lien Obligations, all Indebtedness outstanding under the Credit Agreement and all other First Lien Obligations.

            "Senior Secured Operating Cash Flow Ratio" means, on any date (the "Senior Secured Transaction Date"), with respect to any Person, the ratio of

                  (1) consolidated Senior Secured Indebtedness of such Person and its Restricted Subsidiaries on the Senior Secured Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness and the application of the proceeds thereof on such Senior Transaction Date) divided by

                  (2) the aggregate amount of Operating Cash Flow of such Person;

            provided, that for purposes of such computation, in calculating Operating Cash Flow and consolidated Senior Indebtedness:

            (A) the transaction giving rise to the need to calculate the Senior Secured Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period;

            (B) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through consolidations, amalgamations, combinations or mergers during the Reference Period or subsequent thereto and on or prior to the Senior Secured Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period;

            (C) businesses disposed of by such Person or any of its Restricted Subsidiaries during the Reference Period or subsequent thereto and on or prior to the Senior Secured Transaction Date will be given effect (on a pro forma basis) as if they had occurred on the first day of the Reference Period; and

            (D) the Indebtedness of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person's common equity interest in such Restricted Subsidiary on the date of determination of the Senior Secured Operating Cash Flow Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest, 51% of such Subsidiary's Indebtedness would be included in the calculation of such Person's aggregate Indebtedness).

            "Senior Subordinated Exchange Debentures" means the senior subordinated debentures that may be issued by the Company in accordance with the terms of the Exchangeable Preferred Stock in effect on the Issue Date.

            "Senior Secured Transaction Date" has the meaning specified in the definition of Senior Operating Cash Flow Ratio.

            "SFAS 150" means Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," of the Financial Accounting Standards Board.

            "Shelf Registration Statement" means a "shelf" registration statement under which resales of Securities by the holders thereof are registered under the Securities Act pursuant to a Registration Rights Agreement.

            "Significant Subsidiary" means any Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Article 1-02(w) of Regulation S-X under the Securities Act.

            "Special Record Date" has the meaning specified in Section 3.08(a).

            "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the date on which the principal of such Security or such installment of interest is due and payable.

            "Subordinated Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary of the Company, whether outstanding on the date hereof or hereafter Incurred, which is by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary, as the case may be.

            "Subsidiary" means, as applied to any Person, (1) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock (other than directors' qualifying shares) having ordinary Voting Power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such Voting Power by reason of the happening of any contingency, or any entity other than a corporation of which more than fifty percent (50%) of the outstanding ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (2) any other entity which is directly or indirectly controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

            "Subsidiary Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and all the Securities, executed pursuant to the provisions of this Indenture.

            "Successor Company" has the meaning specified in Section 8.01(b).

            "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

            "System" means, as to any Person, assets constituting a commercial radio communications system authorized under the rules for telecommunications services (including any license and the network, marketing, distribution, sales, customer interface and operations functions relating thereto) owned and operated by such Person.

            "Telecommunications Business" means the business of (1) transmitting, or providing services relating to the transmission of, voice, video, or data through owned or leased wireline or wireless transmission facilities, (2) creating, developing, constructing, installing, repairing, maintaining, or marketing communications-related systems, network equipment and facilities, software, and other products, or (3) evaluating, owning, operating, participating in, or pursuing any other business that is primarily related to those identified in clause (1) or (2) above (in the case of this clause (3), however, in a manner consistent with the Company's manner of business on the Issue Date), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date or has entered into agreements to engage in or to acquire a company to engage in or contemplate engaging in, as expressly set forth in the Offering Memorandum; provided that the determination of what constitutes a "Telecommunications Business shall be made in good faith by the Company's Board of Directors.

            "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

            "TLA Spectrum" means TLA Spectrum, LLC, a Minnesota limited liability company.

            "Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 9.05; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Unrestricted Subsidiary" of any Person means (1) any Subsidiary of such Person that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. Any Subsidiary of the Company may be designated by the Board of Directors of the Company as an Unrestricted Subsidiary by a Board Resolution, but only if the
Subsidiary:

            (1)   has no Indebtedness other than Non-Recourse Debt;

            (2) is not party to any agreement, contract, arrangement, or understanding with the Company or any Restricted Subsidiary of the Company, unless the terms of any such agreement, contract, arrangement, or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation;

                  (a)   to subscribe for additional Capital Stock; or

                  (b) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

            Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to that designation and an Officers' Certificate certifying that that designation complied with the preceding conditions and was permitted by Section 10.10. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall, after that time, cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of that Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of that date (and, if that Indebtedness is not permitted to be Incurred as of that date under Section 10.08, the Company shall be in default of that covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and that designation shall only be permitted if:

            (A) the Indebtedness is permitted under Section 10.08 of this Indenture, calculated on a pro forma basis as if that designation had occurred at the beginning of the Reference Period, and

            (B) no Default or Event of Default would occur or be in existence following that designation.

            Notwithstanding anything to the contrary in this Indenture, Wireless Alliance shall be deemed an Unrestricted Subsidiary as of the Issue Date and shall thereafter remain an Unrestricted Subsidiary unless and until designated by the Board of Directors as a Restricted Subsidiary in accordance with the terms of this Indenture.

            "U.S. Government Obligations" has the meaning specified in Section 12.04(a).

            "Voting Power" of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

            "Wireless Alliance" means Wireless Alliance LLC, a Minnesota limited liability company.

            "Wireless Communications Business" means any business substantially related to the ownership, development, operation, or acquisition of wireless communications services permitted under the FCC's Commercial Mobile Radio Services rules (and the related provisions of the FCC's Public Mobile Services and Personal Communications Services rules), and other related telecommunications business services.

            Section 1.02 Compliance Certificates and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as in his or her reasonable judgment is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

            Section 1.03 Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Section 1.04 Acts of Holders; Record Date.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

                  (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  (d) The ownership of Securities shall be proved by the Security Register.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            Section 1.05 Notices, Etc., to Trustee, the Company or the
Guarantors.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
Attention: Trust Officer, or

            (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or such Guarantor, Attention: Chief Executive Officer, addressed to it at the address of the

Company's principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

            Section 1.06 Notice to Holders; Waiver.

            Where this Indenture provides for communication with or notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            Section 1.07 Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be part of and govern this Indenture, the provisions of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of this Indenture shall be deemed to apply.

            Section 1.08 Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 1.09 Successors and Assigns.

            All covenants and agreements in this Indenture by the Company or a Guarantor shall bind its respective successors and assigns, whether so expressed or not.

            Section 1.10 Separability Clause.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 1.11 Benefits of Indenture and Securities.

            Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 1.12 Governing Law.

            THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREUNDER THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

            Section 1.13 Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security is not a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, Liquidated Damages, if any, or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be, if such payment is made on such next succeeding Business Day.

            Section 1.14 No Personal Liability of Directors, Officers, Employees, and Shareholders

            No director, officer, employee, incorporator, or shareholder of the Company or its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities, the Guarantees, this Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

            Section 1.15 Counterparts

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.

                                   ARTICLE II

                                 SECURITY FORMS

            Section 2.01 Forms Generally.

            The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

            The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

            The Rule 144A Securities shall initially be represented by one or more Securities in registered, global form without coupons (collectively, the "Restricted Global Security"). The Regulation S Securities shall be represented by one or more Securities in registered, global form without interest coupons (collectively, the "Regulation S Global Security" and, together with the Restricted Global Security, the "Global Securities"). The Global Securities shall be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

            Section 2.02 Form of Face of Security

            Rule 144A Securities and the Regulation S Securities (including beneficial interests in the Global Securities and, subject to Section 3.06(c), their Successor Securities) shall be subject to certain restrictions on transfer and shall bear a legend in substantially the following form:

            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT

(A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ITS SUBSIDIARIES, OR
(3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

            [IF THE SECURITY IS A GLOBAL SECURITY AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                  (a)   Senior Secured Floating Rate Notes due 2010:

            [SERIES B](1) SENIOR SECURED FLOATING RATE NOTES DUE 2010

No. ________                                                      $[___________]

[If Restricted Global Security - CUSIP Number 781904 AJ 6]
[If Regulation S Global Security - CUSIP Number U74991 AD 9]
[If Exchange Security - CUSIP Number 781904 AK 3]

            Rural Cellular Corporation, a corporation duly organized and existing under the laws of Minnesota (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or its registered assigns, the principal sum of [____________________________] Dollars [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- , or such other principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on March 15, 2010.

            The Company shall pay interest in cash on the principal amount hereof from March 25, 2004 or from the most recent 2010 Securities Interest Payment Date to which interest has been paid or duly provided for, at a floating rate of LIBOR (as defined) plus 4.50% per annum (reset quarterly on each 2010 Securities Interest Payment Date and calculated in accordance with Section 3.11(b) of the Indenture), until the principal amount hereof is paid or made available for payment.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) in cash (to the extent that the payment of such interest shall be legally enforceable) at a floating rate of LIBOR (as defined) plus 4.50% per annum (reset quarterly on each 2010 Securities Interest Payment Date and calculated in accordance with Section 3.11(b) of the Indenture) on any overdue principal and premium, if any, and on any overdue installment of interest and Liquidated Damages (without regard to any applicable grace periods), if any, until paid. The Company shall pay Liquidated Damages, if any, in cash as provided in the Registration Rights Agreement. The Company shall pay interest and Liquidated Damages, if any, on the 2010 Securities quarterly on each 2010 Securities Interest Payment Date (which shall be March 15, June 15, September 15 and December 15 of each year), commencing June 15, 2004.

            The interest so payable, and punctually paid or duly provided for, on any 2010 Securities Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this 2010 Security (or one or more Predecessor Securities) is registered at the close of business on the 2010 Securities Regular Record Date for such interest, which shall be the March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such 2010 Securities Interest Payment Date [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT -- , provided that any accrued and unpaid interest (including Liquidated Damages, if any) on this 2010 Security

---------------------
(1)   Include only for Exchange Securities.

upon the issuance of an Exchange 2010 Security in exchange for this 2010 Security shall cease to be payable to the Holder hereof and shall be payable on the next 2010 Securities Interest Payment Date for such Exchange 2010 Security to the Holder thereof on the related 2010 Securities Regular Record Date]. Any such interest or Liquidated Damages not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such 2010 Securities Regular Record Date and may either be paid to the Person in whose name this 2010 Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of 2010 Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2010 Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of (and premium, if any) and interest (and Liquidated Damages, if any), on this 2010 Security shall be made at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest or Liquidated Damages, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, if a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest, premium, if any, or Liquidated Damages, if any, on that Holder's 2010 Securities in accordance with those instructions.

            Reference is hereby made to the further provisions of this 2010 Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2010 Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                       RURAL CELLULAR CORPORATION

                                       By: _____________________________________
                                           Name:
                                           Title:

                  (b)   8-1/4 % Senior Secured Notes due 2012:

              [SERIES B](2) 8-1/4 % SENIOR SECURED NOTES DUE 2012

No. ________                                                  $[_______________]

[If Restricted Global Security - CUSIP Number 781904 AL 1]
[If Regulation S Global Security - CUSIP Number U74991 AE 7]
[If Exchange Security - CUSIP Number 781904 AM 9]

            Rural Cellular Corporation, a corporation duly organized and existing under the laws of Minnesota (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or its registered assigns, the principal sum of [______________________] Dollars [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- , or such other principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on March 15, 2012.

            The Company shall pay interest in cash on the principal amount hereof from March 25, 2004 or from the most recent 2012 Securities Interest Payment Date to which interest has been paid or duly provided for, at a fixed rate of 8-1/4 % per annum (calculated in accordance with Section 3.11(a) of the Indenture), until the principal amount hereof is paid or made available for payment.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) in cash (to the extent that the payment of such interest shall be legally enforceable) a fixed rate of 8-1/4 % per annum (calculated in accordance with Section 3.11(a) of the Indenture), on any overdue principal and premium, if any, and on any overdue installment of interest and Liquidated Damages (without regard to any applicable grace periods), if any, until paid. The Company shall pay Liquidated Damages, if any, in cash as provided in the Registration Rights Agreement. The Company shall pay interest and Liquidated Damages, if any, on the 2012 Securities semi-annually on each 2012 Securities Interest Payment Date (which shall be March 15 and September 15 of each year), commencing September 15, 2004.

            The interest so payable, and punctually paid or duly provided for, on any 2012 Securities Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this 2012 Security (or one or more Predecessor Securities) is registered at the close of business on the 2012 Securities Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such 2012 Securities Interest Payment Date [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT -- , provided that any accrued and unpaid interest (including Liquidated Damages, if any) on this 2012 Security upon the issuance of an Exchange 2012 Security in exchange for this 2012 Security shall cease to

----------------------
(2)   Include only for Exchange Securities.

be payable to the Holder hereof and shall be payable on the next 2012 Securities Interest Payment Date for such Exchange 2012 Security to the Holder thereof on the related 2012 Securities Regular Record Date]. Any such interest or Liquidated Damages not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such 2012 Securities Regular Record Date and may either be paid to the Person in whose name this 2012 Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of 2012 Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2012 Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of (and premium, if any) and interest (and Liquidated Damages, if any), on this 2012 Security shall be made at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest or Liquidated Damages, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, if a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest, premium, if any, or Liquidated Damages, if any, on that Holder's 2012 Securities in accordance with those instructions.

            Reference is hereby made to the further provisions of this 2012 Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2012 Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                        RURAL CELLULAR CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

            Section 2.03 Form of Reverse of Security.

                  (a)   Senior Secured Floating Rate Notes due 2010:

            This Security is one of a duly authorized issue of Senior Secured Notes ("Securities") of the Company designated as its [Series B](3) Senior Secured Floating Rate Notes due 2010 (herein called the "2010 Securities") issued and to be issued under an Indenture, dated as of March 25, 2004 (herein called the "Indenture"), between the Company, the Guarantors and U.S. Bank National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            On or after March 15, 2006, the 2010 Securities may be redeemed at any time at the option of the Company, in whole or from time to time in part, at the following Redemption Prices (expressed as percentages of the principal amount thereof), if redeemed during the 12-month period beginning March 15 of the years indicated,

       Year                             Redemption Price
       ----                             ----------------
2006                                        102.000%
2007                                        101.000%
2008 and thereafter                         100.000%

together in the case of any such redemption with accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Redemption Date, but any interest installment whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such 2010 Securities, or one or more Predecessor Securities, of record at the close of business on the relevant 2010 Securities Record Dates referred to on the face hereof, all as provided in the Indenture.

            Notwithstanding the foregoing, at any time prior to March 15, 2006, the Company may, in one or more transactions, redeem up to a total of 35% of the aggregate principal amount of 2010 Securities actually issued under the Indenture (including Additional Securities that are 2010 Securities, if any) from the net cash proceeds of an Equity Offering at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the interest rate per annum on the 2010 Securities applicable on the date on which notice of redemption is given, together with accrued and unpaid interest and Liquidated Damages, if any, on the 2010 Securities redeemed to but excluding the Redemption Date; provided, that at least 65% in aggregate principal amount of 2010 Securities issued under the Indenture (including Additional Securities that are 2010 Securities, if any) remains outstanding immediately following such

-----------------------
(3)   Include only for Exchange Securities.

redemption. Any such redemption must be made within 45 days after the related Equity Offering.

            Notice of any optional redemption of the 2010 Securities (or portion thereof) will be given by first-class mail to the Holders at their addresses appearing in the Security Register not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption shall state the Redemption Date, the Redemption Price, if less than all the Outstanding 2010 Securities are to be redeemed, principal amounts of the particular 2010 Securities to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each 2010 Security to be redeemed and the place or places where such 2010 Securities are to be surrendered for payment of the Redemption Price.

            If less than all the 2010 Securities are to be redeemed at any time, the Trustee will select 2010 Securities for redemption as follows:

            (1) if the 2010 Securities are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the 2010 Securities are listed; or

            (2) if the 2010 Securities are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

            The 2010 Securities do not have the benefit of any sinking fund obligations.

            In the event of redemption or purchase pursuant to an Offer to Purchase of this 2010 Security in part only, a new 2010 Security or 2010 Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            If an Event of Default shall occur and be continuing, the principal of all the 2010 Securities may be declared, or may automatically become, due and payable in the manner and with the effect provided in the Indenture.

            The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for the 2010 Securities.

            The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this 2010 Security or (ii) certain restrictive covenants and Events of Default with respect to this 2010 Security, in each case upon compliance with certain conditions set forth therein.

            As provided in Article XIV of the Indenture, each of the Guarantors jointly and severally, unconditionally guarantees on a senior secured second lien basis to each

Holder of a 2010 Security authenticated by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the 2010 Securities or the Obligations of the Company hereunder or thereunder, that: (1) the principal of and interest on the 2010 Securities will be promptly paid in full when due (whether at maturity, by acceleration, redemption or otherwise), interest on the overdue principal of and interest on the 2010 Securities, if any, if lawful, Liquidated Damages, if any, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any 2010 Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

            The Company's and the Guarantors' Obligations under the Securities, the Indenture and the Guarantees (as applicable) are secured by Second Priority Liens on the Collateral pursuant to the terms of the Collateral Documents. The Company's and the Guarantors' First Lien Obligations will be secured by first-priority Liens on the Collateral. The actions of the Trustee and the Holders of the 2010 Securities secured by such Second Priority Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Intercreditor Agreement. The Collateral Documents may be amended in certain circumstances without the consent of the Holders, pursuant to the Intercreditor Agreement.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the 2010 Securities under the Indenture, this 2010 Security, the Intercreditor Agreement and the Collateral Documents at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2010 Security shall be conclusive and binding upon such Holder and upon all future Holders of this 2010 Security and of any 2010 Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2010 Security.

            No reference herein to the Indenture and no provision of this 2010 Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any), interest (and Liquidated Damages, if any), on this 2010 Security at the time, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2010 Security is registrable in the Security Register, upon surrender of this 2010 Security for registration of transfer at the Corporate Trust Office or at the office or agency of the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2010 Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The 2010 Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the 2010 Securities are exchangeable for a like aggregate principal amount of 2010 Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges or fees required by law payable in connection therewith.

            Prior to due presentment of this 2010 Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 2010 Security is registered as the owner hereof for all purposes, whether or not this 2010 Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            Interest (other than Liquidated Damages) on the 2010 Securities shall be computed by the Calculation Agent as follows:

                        (i) The amount of interest for each day that the 2010 Securities are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the 2010 Securities. The amount of interest to be paid on the 2010 Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period;

                        (ii) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards); and

                        (iii) The interest rate on the 2010 Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

            The Calculation Agent will, upon the request of the Holder of any 2010 Security, provide the interest rate then in effect with respect to the 2010 Securities. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, its Restricted Subsidiaries and the Holders of the 2010 Securities [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT __; provided, however, that any Liquidated Damages shall be computed on the basis of a seven-day week, and the number of days actually elapsed]. All terms used in this 2010 Security which are not defined herein but which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event that any provision in this 2010 Security conflicts with any provision in the Indenture, the provision contained in the Indenture shall control.

            The Indenture and this 2010 Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereunder that would indicate the applicability of the laws of any other jurisdiction.

                       OPTION OF HOLDER TO ELECT PURCHASE

CHOOSE ONE:

            If you want to elect to have this 2010 Security purchased in its entirety by the Company pursuant to Section 10.14 or 10.16 of the Indenture, check the box: [ ]

            If you want to elect to have only a part of this 2010 Security purchased by the Company pursuant to Section 10.14 or 10.16 of the Indenture, state the amount: $_______

Dated:                      Your Signature: ____________________________________
                                            (Sign exactly as name appears on
                                            the other side of this Security)

Signature Guarantee: ________________________________________
                     (Signature must be guaranteed
                     by a member firm of the New York
                     Stock Exchange or a commercial
                     bank or trust company)

                  (b)   [Series B] (4) 8-1/4 % Senior Secured Notes due 2012

------------------
(4)    Include only for Exchange Securities.

            This Security is one of a duly authorized issue of Senior Secured Notes (the "Securities") of the Company designated as its [Series B](5) 8-1/4 % Senior Secured Notes due 2012 (herein called the "2012 Securities") issued and to be issued under an Indenture, dated as of March 25, 2004 (herein called the "Indenture"), between the Company, the Guarantors and U.S. Bank National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            On or after March 15, 2008, the 2012 Securities may be redeemed at any time at the option of the Company, in whole or from time to time in part, at the following Redemption Prices (expressed as percentages of the principal amount thereof), if redeemed during the 12-month period beginning March 15 of the years indicated,

       Year                                Redemption Price
       ----                                ----------------
2008                                          104.125%
2009                                          102.063%
2010 and thereafter                           100.000%

together in the case of any such redemption with accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Redemption Date, but any interest installment whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such 2012 Securities, or one or more Predecessor Securities, of record at the close of business on the relevant 2012 Securities Record Dates referred to on the face hereof, all as provided in the Indenture.

            Notwithstanding the foregoing, at any time prior to March 15, 2007, the Company may, in one or more transactions, redeem up to a total of 35% of the aggregate principal amount of 2012 Securities actually issued under the Indenture (including Additional Securities that are 2012 Securities, if any) from the net cash proceeds of an Equity Offering at a Redemption Price equal to 108.250% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, on the 2012 Securities redeemed to but excluding the Redemption Date; provided, that at least 65% in aggregate principal amount of 2012 Securities issued under the Indenture (including Additional Securities that are 2012 Securities, if any) remains outstanding immediately following such redemption. Any such redemption must be made within 45 days after the related Equity Offering.

            Notice of any optional redemption of the 2012 Securities (or portion thereof) will be given by first-class mail to the Holders at their addresses appearing in the Security Register not less than 30 nor more than 60 days prior to the Redemption Date.

------------------------
(5)   Include only for Exchange Securities.

The notice of redemption shall state the Redemption Date, the Redemption Price, if less than all the Outstanding 2012 Securities are to be redeemed, principal amounts of the particular 2012 Securities to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each 2012 Security to be redeemed and the place or places where such 2012 Securities are to be surrendered for payment of the Redemption Price.

            If less than all the 2012 Securities are to be redeemed at any time, the Trustee will select 2012 Securities for redemption as follows:

            (1) if the 2012 Securities are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which the 2012 Securities are listed; or

            (2) if the 2012 Securities are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

            The 2012 Securities do not have the benefit of any sinking fund obligations.

            In the event of redemption or purchase pursuant to an Offer to Purchase of this 2012 Security in part only, a new 2012 Security or 2012 Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            If an Event of Default shall occur and be continuing, the principal of all the 2012 Securities may be declared, or may automatically become, due and payable in the manner and with the effect provided in the Indenture.

            The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for the 2012 Securities.

            The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this 2012 Security or (ii) certain restrictive covenants and Events of Default with respect to this 2012 Security, in each case upon compliance with certain conditions set forth therein.

            As provided in Article XIV of the Indenture, each of the Guarantors jointly and severally, unconditionally guarantees on a senior secured second lien basis to each Holder of a 2012 Security authenticated by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the 2012 Securities or the Obligations of the Company hereunder or thereunder, that: (1) the principal of and interest on the 2012 Securities will be promptly paid in full when due (whether at maturity, by acceleration, redemption or otherwise), interest on the overdue principal of and interest on the 2012 Securities, if any, if lawful, Liquidated Damages, if any, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any 2012 Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

            The Company's and the Guarantors' Obligations under the Securities, the Indenture and the Guarantees (as applicable) are secured by Second Priority Liens on the Collateral pursuant to the terms of the Collateral Documents. The Company's and the Guarantors' First Lien Obligations will be secured by first priority Liens on the Collateral. The actions of the Trustee and the Holders of the 2012 Securities secured by such Second Priority Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Intercreditor Agreement. The Collateral Documents may be amended in certain circumstances without the consent of the Holders, pursuant to the Intercreditor Agreement.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the 2012 Securities under the Indenture, this 2012 Security, the Intercreditor Agreement and the Collateral Documents at any time by the Company and the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2012 Security shall be conclusive and binding upon such Holder and upon all future Holders of this 2012 Security and of any 2012 Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2012 Security.

            No reference herein to the Indenture and no provision of this 2012 Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any), interest (and Liquidated Damages, if any), on this 2012 Security at the time, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2012 Security is registrable in the Security Register, upon surrender of this 2012 Security for registration of transfer at the Corporate Trust Office or at the office or agency of the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2012 Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The 2012 Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the 2012 Securities are exchangeable for a like aggregate principal amount of 2012 Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges or fees required by law payable in connection therewith.

            Prior to due presentment of this 2012 Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 2012 Security is registered as the owner hereof for all purposes, whether or not this 2012 Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            Interest on this 2012 Security shall be computed on the basis of a 360-day year of twelve 30-day months [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT -- ; provided, however, that any Liquidated Damages shall be computed on the basis of a seven -day week, and the number of days actually elapsed].

            All terms used in this 2012 Security which are not defined herein but which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event that any provision in this 2012 Security conflicts with any provision in the Indenture, the provision contained in the Indenture shall control.

            The Indenture and this 2012 Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereunder that would indicate the applicability of the laws of any other jurisdiction.

                       OPTION OF HOLDER TO ELECT PURCHASE

CHOOSE ONE:

            If you want to elect to have this 2012 Security purchased in its entirety by the Company pursuant to Section 10.14 or 10.16 of the Indenture, check the box: [ ]

            If you want to elect to have only a part of this 2012 Security purchased by the Company pursuant to Section 10.14 or 10.16 of the Indenture, state the amount: $_______

Dated:                        Your Signature: __________________________________
                                              (Sign exactly as name appears on
                                              the other side of this Security)

Signature Guarantee: _______________________
                     (Signature must be guaranteed
                     by a member firm of the New York
                     Stock Exchange or a commercial
                     bank or trust company)

            Section 2.04 Form of Trustee's Certificate of Authentication.

            This is one of the Securities referred to in the within-mentioned Indenture.

                                   U.S. Bank National Association, as
                                   Trustee

                                   By: _________________________________________
                                       Authorized Officer

                                  ARTICLE III

                                 THE SECURITIES

            Section 3.01 Title and Terms.

                  (a) Subject to Section 3.03, the Trustee shall authenticate Original Securities for original issue on the date of this Indenture in the aggregate principal amount of $510,000,000. With respect to any securities issued after the date of this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to this Indenture), there shall be established in or pursuant to a resolution of the Board of Directors of the Company, and subject to Section 3.03, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities ("Additional Securities"):

            (1) whether such Additional Securities will be 2010 Securities or 2012 Securities;

            (2) the aggregate principal amount of such Additional Securities that may be authenticated and delivered under this Indenture;

            (3) the issue price and issuance date of such Additional Securities that may be authenticated and delivered under this Indenture; and

            (4) that such Additional Securities shall be issuable in the same form as the then Outstanding Securities and having the same terms (other than with respect to transfer restrictions and registration rights) as the then Outstanding Securities and the same depositaries.

                  (b) The Original 2010 Securities shall be known and designated as the "Senior Secured Floating Rate Notes due 2010," and the Exchange 2010 Securities shall be known and designated as the "Series B Senior Secured Floating Rate Notes due 2010," in each case, of the Company. The Stated Maturity of the 2010 Securities shall be March 15, 2010. The 2010 Securities will bear interest at a rate per annum, reset quarterly on each 2010 Securities Interest Payment Date, equal to LIBOR plus 4.50% from March 25, 2004 or from the most recent 2010 Interest Payment Date to which interest on the 2010 Securities has been paid in cash or duly provided for, as the case may be, payable quarterly on each 2010 Securities Interest Payment Date commencing on June 15, 2004, to the Holders of record of the 2010 Securities on the immediately preceding 2010 Securities Regular Record Date, until the principal thereof is paid or made available for payment. Interest on the 2010 Securities shall be calculated by the Calculation Agent in accordance with Section 3.11(b). Original 2010 Securities shall be subject to the payment of Liquidated Damages, if any, as set forth in the Registration Rights Agreement. Liquidated Damages, if any, so payable, and punctually paid or duly provided for in respect of any 2010 Security, on any 2010 Securities Interest Payment Date shall, as provided in this Indenture and the Registration Rights Agreement, be paid in cash in arrears to the Person in whose name such 2010 Security (or one or more Predecessor Securities) is registered at the close of business on the 2010 Securities Regular Record Date immediately preceding such 2010 Securities Interest Payment Date. Accrued Liquidated Damages, if any, shall be computed as provided in
Section 3.11(c).

                  (c) The Original 2012 Securities shall be known and designated as the "8-1/4% Senior Secured Notes due 2012" and the Exchange 2012 Securities shall be known and designated as the "8-1/4% Series B Senior Secured Notes due 2012," in each case, of the Company. The Stated Maturity of the 2012 Securities shall be March 15, 2012. The 2012 Securities shall bear interest at the rate of 8-1/4% per annum, from March 25, 2004 or from the most recent 2012 Securities Interest Payment Date to which interest has been paid in cash or duly provided for, as the case may be, payable semi-annually on each 2012 Securities Interest Payment Date, commencing on September 15, 2004, to the Holders of record of the 2012 Securities on the immediately preceding 2012 Securities Regular Record Date, until the principal thereof is paid or made available for payment. Interest on the 2012 Securities shall be calculated in accordance with
Section 3.11(a). Original 2012 Securities shall be subject to the payment of Liquidated Damages, if any, as set forth in the Registration Rights Agreement. Liquidated Damages, if any, so payable, and punctually paid or duly provided for in respect of any 2012 Security, on any 2012 Securities Interest Payment Date shall, as provided in this Indenture and the Registration Rights Agreement, be paid in cash in arrears to the Person

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

in whose name such 2012 Security (or one or more Predecessor Securities) is registered at the close of business on the 2012 Securities Regular Record Date, immediately preceding such 2012 Securities Interest Payment Date. Accrued Liquidated Damages, if any, shall be computed as provided in Section 3.11(c).

                  (d) The principal of (and premium, if any) and interest (and Liquidated Damages, if any), on the Securities shall be payable at the Corporate Trust Office or at the office or agency of the Company in the City and State of New York maintained for such purpose; provided, however, that at the option of the Company payment of interest and Liquidated Damages, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, if a Holder has given wire transfer instructions to the Company, the Company shall pay all principal, interest, premium, if any, and Liquidated Damages, if any, on that Holder's Securities in accordance with those instructions.

                  (e) The Securities shall be subject to repurchase by the Company pursuant to an offer to purchase the Securities as provided in Sections
10.14 and 10.16.

                  (f) The Securities shall be redeemable at the option of the Company as provided in Article XI.

                  (g) The Securities shall be subject to defeasance at the option of the Company as provided in Article XII.

                  (h) The Company's Obligations under the Securities and the Indenture shall be guaranteed by the Guarantors as provided in Article XIV.

                  (i) The Company's and the Guarantors' Securities Obligations shall be secured as provided in the Collateral Documents, the Intercreditor Agreement and Article XIII.

            Section 3.02 Single Class; Denominations.

            The Securities issued pursuant to this Indenture shall be treated as a single class for all purposes of the Indenture, except where otherwise noted. In addition, for purposes of Sections 3.04, 3.05 and 3.06, the 2010 Securities and the 2012 Securities shall be treated as separate classes of Securities. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiples thereof.

            Section 3.03 Execution, Authentication, Delivery and Dating.

            The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

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

            Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

            At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Company may deliver Exchange Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Securities and a like principal amount of Original Securities for cancellation in accordance with Section 3.10 of this Indenture, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. Prior to authenticating such Exchange Securities, and accepting any additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, if requested, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating in substance:

                  (a) that all conditions hereunder precedent to the authentication and delivery of such Exchange Securities have been complied with and that such Exchange Securities, when such Securities have been duly authenticated and delivered by the Trustee (and subject to any other conditions specified in such Opinion of Counsel), have been duly issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  (b) that the issuance of the Exchange Securities in exchange for Original Securities has been effected in compliance with the Securities Act.

            Each Security shall be dated the date of its authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

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

            Section 3.04 Temporary Securities.

            Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            Section 3.05 Global Securities.

                  (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

                  (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days, (ii) there shall have occurred and be continuing a Default or Event of Default with respect to such Global Security or (iii) the Company executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee).

                  (c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as

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

provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.05(b) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.

                  (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III, Section 9.06, 10.14, 10.16 or 11.08 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

                  (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

            Section 3.06 Registration; Registration of Transfer and Exchange
                         Generally; Certain Transfers and Exchanges;
                         Securities Act Legends.

                  (a) Registration; Registration of Transfer and Exchange Generally. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the

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

Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. Such Security Register shall distinguish between Original Securities and Exchange Securities.

            Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

            At the option of the Holder, Securities may be exchanged for new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid Obligations of the Company, evidencing the same debt, and (except for the differences between Original Securities and Exchange Securities provided for herein) entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges or fees required by law that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 3.05, 3.06, 9.06, 10.14, 10.16 or 11.08 not involving any transfer.

            The Company shall not be required (i) to issue, register the transfer of or exchange (x) any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing or (y) any Security tendered by the Holder thereof (and not withdrawn) in connection with any Offer to Purchase as provided in Sections 10.14 and 10.16, or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

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

            The provisions of the "Operating Procedures of the Euroclear System," the "Terms and Conditions Governing Use of Euroclear," the "General Terms and Conditions of Clearstream Banking" and the "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held through Euroclear or Clearstream.

                  (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.06(b) shall be made only in accordance with this Section 3.06(b).

                        (i) Exchanges Between the Restricted Global Security and the Regulation S Global Security.

                              (A)   Beneficial interests in the Restricted
      Global Security may be exchanged for beneficial interests in the Regulation S Global Security and vice versa only in connection with a transfer of such interest. Such transfers are subject to compliance with the certification requirements described below.

                              (B) A beneficial interest in the Restricted Global Security may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only upon receipt by the Trustee of a written certification on behalf of the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act.

                              (C) Prior to the expiration of the Distribution Compliance Period, a beneficial interest in the Regulation S Global Security may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Security only if such transfer is made pursuant to Rule 144A and the transferor first delivers to the Trustee a written certification on behalf of the transferor to the effect that such transfer is being made to a person who the transferor reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction complying with Rule 144A and any applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Distribution Compliance Period, this certification requirement shall no longer apply to such transfers.

                              (D) Any beneficial interest in one of the Global Securities that is exchanged for an interest in the other Global Security shall cease to be an interest in such Global Security and shall become an interest in the other Global Security. Accordingly, such interest shall thereafter be subject to all

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

      transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

                              (E) Any exchange of a beneficial interest in the Regulation S Global Security for a beneficial interest in the Restricted Global Security or vice versa will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdrawal at Custodian ("DWAC") system.

                        (ii) Exchanges of Global Securities for Certificated Securities. A beneficial interest in a Global Security may not be exchanged for a Security in certificated form except as provided in Section 3.05(b). Any certificated Security issued in exchange for an interest in a Global Security shall bear the legend restricting transfers that is borne by such Global Security. Any such exchange shall be effected only through the DWAC system, and an appropriate adjustment shall be made in the records of the Security Register to reflect a decrease in the principal amount of the relevant Global Security.

                  (c) Securities Act Legends. Rule 144A Securities and their respective Successor Securities shall bear a Securities Act Legend, and Regulation S Securities and their Successor Securities shall bear a Securities Act Legend, subject to the following:

                        (i) subject to the following clauses of this Section 3.06(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

                        (ii) subject to the following clauses of this Section 3.06(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security;

                        (iii) Registered Securities shall not bear a Securities Act Legend;

                        (iv) in connection with a transfer or exchange of Securities or beneficial interests therein, (1) a new Security not bearing a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof bearing such a legend and
(2) beneficial interests in a Security bearing a Securities Act Legend may be exchanged for beneficial interests in a Security not bearing such a legend, in each case, only if:

                              (A)   such transfer or exchange is effected
      pursuant to an Exchange Offer in accordance with a Registration Rights Agreement, and the recipient of such Securities or beneficial interests certifies that

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

      it is not (1) a broker-dealer, (2) a Person participating in a distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                              (B)   such transfer or exchange is effected
      pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                              (C) such transfer or exchange is effected by a broker-dealer registered under the Exchange Act pursuant to an Exchange Registration Statement;

                              (D) in the case of a transfer of a Security or beneficial interest therein, (1) the transferor certifies in writing to the Security Registrar that (I) the restrictions on transfer contained in the Securities Act Legend are not required to maintain compliance with the Securities Act, (II) such transfer is being effected pursuant to (x) Rule 144, (y) Rule 903 or 904 of Regulation S or (z) another exemption from registration under the Securities Act and (III) such transfer is in compliance with all applicable state securities laws, and (2) if the Security Registrar so requests (or if required by any Applicable Procedures), the Security Registrar has received an Opinion of Counsel in form reasonably acceptable to the Security Registrar that such transfer is in compliance with the Securities Act, and the restrictions on transfer contained in the Securities Act Legend are not required to maintain compliance with the Securities Act; or

                              (E) in the case of an exchange by an owner of a Security with a Securities Act Legend (or beneficial interest therein) for a Security without a Securities Act Legend (or beneficial interest therein), (1) such owner certifies in writing to the Security Registrar that (I) the restrictions on transfer contained in the Securities Act Legend are not required to maintain compliance with the Securities Act,
      (II) the Security (or beneficial interest therein) being received in the exchange by such owner is being acquired for such owner's own account without transfer, (III) such exchange is being effected in compliance with the Securities Act and with all transfer restrictions applicable to the Security (or beneficial interest therein) contained in this Indenture, and
      (IV) such transfer is in compliance with all applicable state securities laws, and (2) if the Security Registrar so requests (or if required by any Applicable Procedures), the Security Registrar has received an Opinion of Counsel in form reasonably acceptable to the Security Registrar that such transfer is in compliance with the Securities Act, and the restrictions on transfer contained in the Securities Act Legend are not required to maintain compliance with the Securities Act; and

                        (v)   notwithstanding the foregoing provisions of this
Section 3.06(c), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall bear a Securities Act Legend if the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning

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

of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Securities Act Legend in exchange for such Successor Security as provided in this Article III.

            Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities.

            If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section 3.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charges or fees required by law that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security is at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            Section 3.08 Payment of Interest; Interest Rights Preserved.

            Interest or Liquidated Damages, if any, on any Security that are payable, and are punctually paid or duly provided for, on an Interest Payment Date with respect to such Security shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date with respect to such Security for such interest or Liquidated Damages, if any.

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

            Any interest or Liquidated Damages on any Security that are payable, but are not punctually paid or duly provided for, on an Interest Payment Date for such Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date for such Security by virtue of having been held by such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or
(b) below:

            (a) The Company may elect to make payment of any Defaulted Interest on a class of Securities to the Persons in whose names the relevant Securities (or their respective Predecessor Securities) are registered at the close of business on a date (a "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the class of Security on which Defaulted Interest is proposed to be paid, the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of the relevant Securities at his, her or its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the relevant Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the relevant Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section 3.08, (i) each 2010 Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other 2010 Security shall carry the rights to interest or Liquidated Damages, if any, accrued and unpaid, and to accrue interest and Liquidated Damages, if any, which were carried by such other 2010 Security , and (ii) each 2012 Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu

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

of any other 2012 Security shall carry the rights to interest or Liquidated Damages, if any, accrued and unpaid, and to accrue interest and Liquidated Damages, if any, which were carried by such other 2012 Security.

            Section 3.09 Persons Deemed Owners.

            Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.08) interest (and Liquidated Damages, if any), on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security, (ii) for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (iii) for any other matters relating to the actions or practices of the Depositary.

            Section 3.10 Cancellation.

            All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase, pursuant to
Section 10.14 or 10.16, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.10, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall (subject to the record-retention requirements of the Exchange
Act) be disposed of as directed by a Company Order.

            Section 3.11 Computation of Interest.

                  (a) Interest (other than Liquidated Damages) on the 2012 Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  (b) Interest (other than Liquidated Damages) on the 2010 Securities shall be computed by the Calculation Agent as follows:

                        (i) The amount of interest for each day that the 2010 Securities are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal

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

amount of the 2010 Securities. The amount of interest to be paid on the 2010 Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period;

                        (ii) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards); and

                        (iii) The interest rate on the 2010 Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

            The Calculation Agent will, upon the request of the Holder of any 2010 Security, provide the interest rate then in effect with respect to the 2010 Securities. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, its Restricted Subsidiaries and the Holders of the 2010 Securities.

                  (c) Liquidated Damages on Original Securities shall be computed on the basis of a seven-day week, and the number of days actually elapsed.

            Section 3.12 Guarantors' Affirmations.

            It is a condition precedent to the issuance of any of the following Securities that (and the Trustee shall not authenticate any of the following Securities, unless), at or prior to the issuance of (i) any Exchange Securities,
(ii) any Additional Securities or (iii) any new Securities pursuant to Section 3.07, each Guarantor shall have affirmed in writing, in form and substance satisfactory to the Trustee, that the Subsidiary Guarantee of such Guarantor applies to such Securities. Each Guarantor shall make the affirmations required by the preceding sentence.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

            Section 4.01 Satisfaction and Discharge of Indenture.

            This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a)   either

                        (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                        (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable,

and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (and Liquidated Damages, if any), to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (b) the Company and/or the Guarantors have paid or caused to be paid all other sums payable hereunder by the Company and/or the Guarantors; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided that relate to the satisfaction and discharge of this Indenture have been satisfied.

            Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under
Section 6.07, the Obligations of the Trustee to any Authenticating Agent under
Section 6.14 and, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive. The Collateral shall be released from the Second Priority Liens securing the Securities Obligations, as provided by Section 13.03(b) hereof, upon a satisfaction and discharge in accordance with the provisions described in this
Article IV.

            Section 4.02 Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (and Liquidated Damages, if any), for whose payment such money has been deposited with the Trustee.

                                   ARTICLE V

                                    REMEDIES

            Section 5.01 Events of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) failure to pay the principal of (or premium, if any, on) any Security at its Maturity;

                  (b) failure to pay any interest or Liquidated Damages, if any, upon any Security for a period of 30 consecutive days or more after any such amounts become due and payable;

                  (c) failure to offer to purchase or to purchase Securities, in the time periods required by this Indenture, required to be purchased by the Company pursuant to Section 10.14 or 10.16;

                  (d) failure to perform or comply with, or breach of, Article VIII;

                  (e) failure to perform, or breach of, any covenant or agreement of the Company in this Indenture or the Collateral Documents (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically addressed), and continuance of such failure or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (f) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

                  (g) a final judgment or final judgments for the payment of money are entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $20.0 million, excluding amounts covered by insurance, which judgments remain undischarged, unstayed or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal has expired;

                  (h) any of the Subsidiary Guarantees ceases to be in full force and effect or any of the Subsidiary Guarantees is declared to be null and void and unenforceable or any of the Subsidiary Guarantees is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or any of the Guarantors denies its liability under its Subsidiary Guarantee or fails to make an affirmation required by Section 3.12 (other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

                  (i) unless all of the Collateral shall have been released from the Second Priority Liens in accordance with the provisions of the Collateral Documents and this Indenture (A) any default by the Company or any of its Restricted Subsidiaries party thereto in the performance of the Collateral Documents which adversely affects the enforceability, validity, perfection (in the case of Collateral for which perfection is required under the Collateral Documents) or priority of any Second Priority Lien on a material portion of the Collateral granted to the Collateral Trustee for its benefit and the benefit of the Trustee and the Holders, (B) the repudiation or disaffirmation by the Company or any of its Restricted Subsidiaries party thereto of its material obligations under the Collateral Documents or (C) the determination in a final, non-appealable judicial proceeding that any material rights under the Collateral Documents are unenforceable or invalid against the Company or any of its Restricted Subsidiaries that are party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Collateral Documents or otherwise cured within 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Securities);

                  (j) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law (a "Bankruptcy Law") or (B) a decree or order adjudging the Company or any such Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Significant Subsidiary or of any substantial part of the property of the Company or any such Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (k) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any such Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or the filing by the Company or any such Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Significant Subsidiary in furtherance of any such action.

            Section 5.02 Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default (other than an Event of Default specified in Section 5.01(j) or (k)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (and premium, if any), any accrued interest and Liquidated Damages, if any, shall become immediately due and payable. If an Event of Default specified in Section 5.01(j) or (k) occurs, the principal of (and premium, if any), any accrued interest and Liquidated Damages, if any, on the Securities then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

            At any time after such a declaration of acceleration has been made and before a judgment or decree based on acceleration for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

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

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                        (i)   all Defaulted Interest on all Securities;

                        (ii) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities;

                        (iii) to the extent that payment of such interest is lawful, interest upon Defaulted Interest, at the rate provided by the Securities; and

                        (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            and

                  (b) all Defaults and Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

            In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if it then had elected to redeem the Securities pursuant to the optional redemption provisions of this Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

            With respect to the 2010 Securities, if an Event of Default occurs prior to March 15, 2006 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the 2010 Securities prior to March 15, 2006, then, upon acceleration of the Securities, an additional premium shall also become and be immediately due and payable at an amount, for each of the years beginning March 15 of each of the years set forth below, as set forth below (expressed as a percentage of the principal amount of each 2010 Security):

                                                              ADDITIONAL
YEAR                                                            PREMIUM
----                                                          ----------
2004...................................................         4.000%
2005...................................................         3.000%

            With respect to the 2012 Securities, if an Event of Default occurs prior to March 15, 2008 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the 2012 Securities prior to March 15, 2008, then, upon acceleration of the 2012 Securities, an additional premium shall also become and be immediately due and payable at an amount, for each of the years beginning March 15 of each of the years set forth below, as set forth below (expressed as a percentage of the principal amount of each 2012 Security):

                                                                     ADDITIONAL
YEAR                                                                   PREMIUM
----                                                                 ----------
2004........................................................          12.375%
2005........................................................          10.313%
2006........................................................           8.250%
2007........................................................           6.188%

            Section 5.03 Collection of Indebtedness and
                         Suits for Enforcement by Trustee.

            If an Event of Default specified in Section 5.01(a), (b) or (c) occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 5.04 Trustee May File Proofs of Claim.

            Subject to the terms of the Intercreditor Agreement, in case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that, subject to the terms of the Intercreditor Agreement, the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors committee.

            Section 5.05 Trustee May Enforce Claims
                         Without Possession of Securities.

            Subject to the terms of the Intercreditor Agreement, all rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            Section 5.06 Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall, subject to the Intercreditor Agreement, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest (or Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 6.07;

            SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest (and Liquidated Damages, if any), on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest (and Liquidated Damages, if any), respectively; and

            THIRD: To the Company or to such party as a court of competent jurisdiction shall direct.

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

            Section 5.07 Limitation on Suits.

            No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of an Event of Default;

                  (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) if requested by the Trustee, such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and

                  (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right (x) in any manner whatever, by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or (y) to enforce any right under this Indenture, except (i) in the manner herein provided and for the equal and ratable benefit of all the Holders and (ii) in accordance with the terms of the Intercreditor Agreement.

            Section 5.08 Unconditional Right of Holders to Receive
                         Principal, Premium, Interest and Liquidated Damages.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), (subject to Section 3.08) interest and Liquidated Damages, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase
Date) and to institute suit for the enforcement of any such payment, on or after such respective dates and such rights shall not be impaired without the consent of such Holder.

            Section 5.09 Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such

Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 5.10 Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 5.11 Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            Section 5.12 Control by Holders.

            The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture, the Collateral Documents or the Intercreditor Agreement;

                  (b) the Trustee may take any other action deemed proper by the Trustee in furtherance of or consistent with, such direction; and

                  (c) subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceedings so directed might involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interest of Holders of the Securities not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

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

            Section 5.13 Waiver of Past Defaults.

            The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default:

                  (a) in the payment of the principal of (or premium, if any) or interest (or Liquidated Damages, if any), on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company); or

                  (b)   in respect of a covenant or provision hereof which under
Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

            Section 5.14 Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act. This Section 5.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.08 or a suit by the Holders of more than 10% in aggregate principal amount of the Securities.

            Section 5.15 Waiver of Stay or Extension Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI
                                   THE TRUSTEE

            Section 6.01 Certain Duties and Responsibilities.

                  (a) The duties and responsibilities of the Trustee shall be as provided in this Indenture and by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

                  (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                        (i)   this Section 6.01(b) does not limit the effect of
Section 6.03;

                        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a trust officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

            Section 6.02 Notice of Defaults.

            The Trustee shall give the Holders notice of any Default hereunder within 90 days after the occurrence thereof as and to the extent provided by the Trust Indenture Act. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest (or Liquidated Damages, if any), on any Securities, the Trustee may withhold the notice to the Holders if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders.

            Section 6.03 Certain Rights of Trustee.

            Subject to the provisions of Section 6.01:

                  (a) except during the continuance of a Default or an Event of Default the Trustee shall undertake to perform such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

                  (b) except during the continuance of a Default or an Event of Default, in the absence of bad faith in its part, the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers' Certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; provided that the Trustee shall examine all Officers' Certificates, opinions and other documents produced pursuant to the requirements of this Indenture to determine whether or not they conform to the requirements of this Indenture;

                  (c) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (d) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate; provided that the Trustee shall examine such Officer's Certificate to determine whether or not it conforms to the requirements of this Indenture;

                  (e) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested to do so by the

Holders of not less than a 10% of the aggregate principal amount of the Securities then Outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company;

                  (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

                  (j) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise provided herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company; and

                  (k)   except for (i) a default under Sections 5.01(a), (b) or
(c) hereof, or (ii) any other Default or Event of Default of which the Trustee has "actual knowledge" the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such Default or Event of Default. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

            Section 6.04 Not Responsible for Recitals or Issuance of Securities.

            The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

            Section 6.05 May Hold Securities.

            The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

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

            Section 6.06 Money Held in Trust.

            Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed with the Company.

            Section 6.07 Compensation and Reimbursement.

            The Company agrees:

                  (a) to pay to each of the Trustee, the Collateral Trustee, the Calculation Agent or any agent or trustee thereof, from time to time, and each of the Trustee, the Collateral Trustee, or any agent or trustee thereof, shall be entitled to, reasonable compensation for all services rendered by it hereunder or under any Collateral Document or the Intercreditor Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, but shall not be duplicative of any compensation paid pursuant to the Collateral Documents or the Intercreditor Agreement);

                  (b) except as otherwise expressly provided herein, to reimburse each of the Trustee, the Collateral Trustee, the Calculation Agent or any agent or trustee thereof, upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Collateral Trustee, the Calculation Agent or any agent or trustee thereof, in accordance with any provision of this Indenture, including costs of collection (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct and except for any such expense, disbursement or advance as may have been reimbursed pursuant to the Collateral Documents or the Intercreditor Agreement; and

                  (c) to indemnify each of the Trustee, the Collateral Trustee, the Calculation Agent or any agent or trustee thereof, for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, each of the Trustee, the Collateral Trustee, the Calculation Agent or any agent or trustee thereof, shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) and interest (and Liquidated Damages, if any), on particular Securities. When the Trustee, the Collateral Trustee, the Calculation

Agent or any agent or trustee thereof, incurs expenses or renders services in connection with an Event of Default specified in Article V hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

            Section 6.08 Disqualification; Conflicting Interests.

            If the Trustee has or acquires a "conflicting interest" within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Neither the Company nor any Affiliate of the Company shall serve as the Trustee. The Trustee is subject to Section 310(b) of the Trust Indenture Act.

            Section 6.09 Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (including, without limitation, Sections 310(a)(1), (2) and (5) thereof) to act as such and has (or in the case of a Person included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100.0 million and its Corporate Trust Office in New York City or Minneapolis. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article VI.

            Section 6.10 Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.11.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

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

                  (d)   If at any time:

                        (i) the Trustee fails to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, or

                        (ii)  the Trustee ceases to be eligible under Section
6.09 and fails to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, or

                        (iii) the Trustee becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee is appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee has been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            Section 6.11 Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the

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

retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee is qualified and eligible under this
Article VI.

            Section 6.12 Merger, Conversion,
                         Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

            Section 6.13 Preferential Collection of Claims Against Company.

            If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee that has resigned or been replaced shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

            Section 6.14 Appointment of Authenticating Agent.

            The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 3.07, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the

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

Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or in the case of a corporation included in a bank holding company system, the related bank holding company having) a combined capital and surplus of not less than $100.0 million and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent is a party, or any corporation succeeding to the Corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless it is eligible under the provisions of this
Section 6.14.

            The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

            If an appointment is made pursuant to this Section 6.14, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

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

            This is one of the Securities described in the within-mentioned Indenture.

                                     U.S. Bank National Association, As
                                       Trustee

                                     By: _______________________________________
                                         As Authenticating Agent

                                     By: _______________________________________
                                         Authorized Officer

                                  ARTICLE VII

                           HOLDERS' LISTS AND REPORTS
                             BY TRUSTEE AND COMPANY

            Section 7.01 Company to Furnish Trustee
                         Names and Addresses of Holders.

            The Company shall furnish or cause to be furnished to the Trustee

                  (a) semi-annually, not more than 15 days after each 2012 Securities Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the 2012 Securities as of such 2012 Securities Regular Record Date,

                  (b) quarterly, not more than 15 days after each 2010 Securities Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the 2010 Securities as of such 2010 Securities Regular Record Date; and

                  (c) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

            Section 7.02 Preservation of Information; Communications to Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list with respect to each class of Securities furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its

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

capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                  (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

            Section 7.03 Reports by Trustee.

                  (a) The Trustee shall transmit to the Holders such reports required pursuant to the Trust Indenture Act as promptly as practicable after each May 15 and beginning on May 15, 2005, or at such other time as may be provided in the Trust Indenture Act, in the manner provided in the Trust Indenture Act.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

            Section 7.04 Reports by Company.

                  (a) The Company shall file with the Commission, and provide to the Trustee and the Holders, annual reports and such other information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act.

                  (b) Whether or not required by the rules and regulations of the Exchange Act or the Commission, so long as any of the Securities remain outstanding, the Company shall:

                        (i)   furnish to the Holders and the Trustee

                              (A)   all quarterly and annual financial
      information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K if the Company were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

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

                              (B) all current reports that would be required to be filed with the Commission on Form 8-K of the Exchange Act if the Company were required to file such reports; and

                        (ii) file a copy of all such information and reports referred to in (i)(A) and (i)(B) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission does not accept such filings, and make such information and reports available to securities analysts and prospective investors upon request.

                  (c) If the Company at any time is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act (or any successor provisions) at any time while any Security constitutes a "restricted security" within the meaning of Rule 144, the Company shall take all actions necessary to permit resales of the Original Securities (or any Successor Securities) to be made pursuant to Rule 144A, including furnishing to any holder of such a Security (or a beneficial interest therein), or to any prospective purchaser designated by such holder, upon the request of such holder, such financial and other information as may be required to be delivered under paragraph (d)(4) of Rule 144A to permit such resales and such information that would be required if the Company were subject to the informational requirements of Sections 13 or 15(d) of the Exchange Act.

                                  ARTICLE VIII

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

            Section 8.01 Company May Consolidate, Etc. Only on Certain Terms.

            The Company shall not, directly or indirectly, consolidate with or merge into any other Person, shall not permit any other Person to consolidate with or merge into the Company, and shall not, directly or indirectly, transfer, sell, convey, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (in one transaction or a series of related transactions); unless:

                  (a) immediately after giving effect to such transaction and treating any Indebtedness Incurred by the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (b) (i) the Company is the surviving entity or (ii) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company as an entirety (a "Successor Company") is a corporation that is organized and validly existing under the laws of the United States of

America, any state thereof or the District of Columbia and, by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                  (c) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or, if applicable, the Successor Company shall be not less than 100% of the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (d) (1) immediately after giving effect to such transaction, and treating any Indebtedness Incurred by the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred at the time of such transaction, the Company or the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 10.08 or (2) the Operating Cash Flow Ratio for the Company, or its permitted successor or transferee, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the Reference Period, not be greater than such Operating Cash Flow Ratio for the Company immediately prior to such transaction; and

                  (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers' Certificate, setting forth the manner of determination of the Company's (or the Successor Company's, as the case may be) Consolidated Net Worth in accordance with clause (c) of this Section 8.01 and ability to Incur Indebtedness in accordance with clause (d) of this Section 8.01, except as provided below.

            Notwithstanding the foregoing, the Company may do the following without complying with clause (d) above: (1) any Change of Domicile transaction or (2) the creation of, or the merger, amalgamation, combination or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary for the purpose of forming, a holding company whose only substantial asset is the Capital Stock of the Company, with any such holding company structure being disregarded.

            Section 8.02 Successor Substituted.

            Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 8.01, the successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

            Section 9.01 Supplemental Indentures and Amendments to the Securities, the Collateral Documents or the Intercreditor Agreement Without Consent of Holders.

            Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Securities, the Collateral Documents or the Intercreditor Agreement (as provided in clause (9)) (such amendment or supplement being in form satisfactory to the Trustee) for any of the following purposes:

            (1)   to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

            (3) to provide for the assumption of the Company's obligations to Holders of Securities in the case of a consolidation, amalgamation, combination or merger or sale of all or substantially all of the Company's assets in accordance with the provisions described in Article VIII;

            (4) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

            (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

            (6) to release any Guarantor from its Obligations under its Subsidiary Guarantee and this Indenture in accordance with this Indenture;

            (7) to evidence and provide for the acceptance of appointment of a successor Trustee;

            (8) to provide for the issuance of Additional Securities in accordance with this Indenture; or

            (9) to make any amendment necessary under Section 13.09 (including, without limitation, an amendment, restatement, modification or replacement of the Intercreditor Agreement).

            (10) to release any Collateral pursuant to Section 3.2(y) of the Collateral Agreement.

            Section 9.02 Supplemental Indentures and Amendments to the Securities, the Collateral Documents or the Intercreditor Agreement with Consent of Holders.

            With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Securities, the Collateral Documents or the Intercreditor Agreement; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest or Liquidated Damages, if any, on, any Security;

                  (b) reduce the principal amount of, or premium, if any, or interest or Liquidated Damages, if any, on any Security;

                  (c) change the place or currency of payment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on any Security;

                  (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, except a rescission of acceleration of the Securities pursuant to Section 5.02;

                  (e) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required to amend this Indenture or for any such supplemental indenture, or the consent of whose Holders is required for any waiver provided for in this Indenture;

                  (f) release any Guarantor from any of its Obligations under its Subsidiary Guarantee or this Indenture, except as otherwise in accordance with this Indenture;

                  (g) release any Collateral from the Liens created by the Collateral Documents, except as specifically provided for herein and in the Collateral Documents;

                  (h)   modify any of the provisions of this Section 9.02,
Section 5.13 or Section 10.18, except to increase any percentage specified in any such

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provision or to provide that additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

                  (i) modify or add any provision of this Indenture affecting the ranking of the Securities in a manner that adversely affects the Holders of the Securities;

                  (j) following the mailing of an Offer to Purchase Securities pursuant to Sections 10.14 or 10.16, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder; or

                  (k) alter the Redemption Price specified in the form of Security set forth in Article II or waive a redemption payment with respect to any Security thereunder.

            The modification of a definition in this Indenture, a Security, the Intercreditor Agreement or a Collateral Document, to the extent such modification affects the interpretation of any provision whose modification is restricted as provided in clauses (a) through (k) above, shall be deemed to be a modification of such provision.

            It shall not be necessary for any Act of Holders under this Section
9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such Act shall approve the substance thereof. The 2010 Securities and the 2012 Securities shall be treated as a single class for purposes of this Section 9.02.

            Notwithstanding the foregoing, during any First Lien Obligation Period, in the event the First Lien Agent or the First Lien Lenders enter into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Security Document or changing in any manner the rights of the First Lien Agent, the First Lien Lenders, the Company or the Guarantors thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Collateral Document without the consent of the Trustee or the Holders and without any action by the Trustee, the Company or any Guarantor; provided, however, (A) that no such amendment, waiver or consent shall be effective to (i) release any Lien of the Collateral Documents, (ii) remove assets subject to the Lien of the Collateral Documents or (iii) adversely affect the perfection or priority of any such Lien, except, in each case, to the extent that a release of, or adverse effect on the perfection or priority of, such Lien is permitted by Section 5.1 or Section 5.3(c) or (d) (or any comparable provision) of the Intercreditor Agreement) and (B) notice of such amendment, waiver or consent shall have been given to the Trustee.

            Section 9.03 Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture or other amendment permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Securities or the Collateral Documents (as applicable), the Trustee shall be entitled to receive, and (subject

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to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or other amendment is authorized pursuant to, is permitted by, and that all conditions precedent have been met under, this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or other amendment which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            Section 9.04 Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture or other amendment under this Article IX, this Indenture, the Securities, the Intercreditor Agreement or the Collateral Documents (as applicable) shall be modified in accordance therewith, and such supplemental indenture or other amendment shall form a part of this Indenture, the Securities, the Intercreditor Agreement or the Collateral Documents (as applicable) for all purposes and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            Section 9.05 Conformity with Trust Indenture Act.

            Every supplemental indenture or other amendment executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act.

            Section 9.06 Reference in Securities to Supplemental Indentures.

            Securities authenticated and delivered after the execution of any supplemental indenture or other amendment pursuant to this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture or other amendment may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

            Section 9.07 Notice of Supplemental Indenture.

            Promptly after the execution by the Company and the Trustee of any supplemental indenture or other amendment pursuant to Section 9.02, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture or other amendment.

            Section 9.08 Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security, and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of

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revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                                    ARTICLE X

                                    COVENANTS

            Section 10.01 Payment of Principal, Premium and Interest.

            The Company shall duly and punctually pay the principal of (and premium, if any), and interest (and Liquidated Damages, if any) on the Securities in accordance with the terms of the Securities, this Indenture and the Registration Rights Agreement.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Securities, to the extent lawful. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on Defaulted Interest (without regard to any applicable grace period) at the same rate, to the extent lawful.

            Section 10.02 Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, New York City, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, New York City) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

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            Section 10.03 Money for Security Payments to be Held in Trust.

            If the Company at any time acts as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest (or Liquidated Damages, if any) on any of the Securities segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act. The Company hereby appoints the Trustee as the Paying Agent as of the Issue Date.

            Whenever the Company has one or more Paying Agents, other than the Company, it shall, prior to each due date of the principal of (and premium, if any), or interest (and Liquidated Damages, if any) on any Securities, deposit to such Paying Agent a sum sufficient to pay such amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Liquidated Damages, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

            The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent shall:

                  (a) hold all sums held by it for the payment of the principal of (or premium, if any) or interest (or Liquidated Damages, if any) on Securities in trust for the benefit of the Persons entitled thereto until such sums are paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee prompt written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, if any, Liquidated Damages, if any, or interest; and

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), Liquidated Damages, if any, or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any), Liquidated Damages, if any, or interest

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has become due and payable shall be paid to the Company on Company Request, or
(if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be publicly disseminated, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

            Section 10.04 Existence.

            The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and the loss thereof is not materially adverse to the Holders of the Securities; provided further, that this
Section 10.04 does not prohibit any transaction permitted by Section 10.14 or
Article VIII.

            Section 10.05 Maintenance of Properties.

            The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Company in good faith, desirable in the conduct of its business or the business of any such Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

            Section 10.06 Payment of Taxes.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (l) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim

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whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

            Section 10.07 Maintenance of Insurance.

            The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

            Section 10.08 Limitation on Consolidated Indebtedness.

            The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that the Company and any Guarantor may Incur Indebtedness, if the Company's Operating Cash Flow Ratio would have been less than 7.0 to 1.0.

            Notwithstanding the above, the Company and its Restricted Subsidiaries may Incur the following Indebtedness without regard to the above limitations:

                  (a) Indebtedness Incurred by the Company that is evidenced by the Securities on the Issue Date and a like aggregate principal amount of Exchange Securities and Indebtedness of the Guarantors in respect of Subsidiary Guarantees of the foregoing;

                  (b) Indebtedness, letters of credit and bankers' acceptances Incurred by the Company under the Credit Agreement in an aggregate principal amount not to exceed (A) $125.0 million at any time outstanding, reduced by the amount of repayments and permanent reductions of Indebtedness Incurred under this clause (b)(A) due to the application of Net Cash Proceeds after the Issue Date as set forth in Section 10.14 plus (B) $125.0 million at any time outstanding, reduced by the amount of repayments and permanent reductions of Indebtedness Incurred under this clause (b)(B) due to the application of Net Cash Proceeds after the Issue Date as set forth in Section 10.14, so long as, in the case of Indebtedness incurred under clause (b)(B), at the time such Indebtedness is Incurred, the Company's Operating Cash Flow Ratio would be less than 7.0 to 1.0 and the Company's Senior Secured Operating Cash Flow Ratio would be less than 2.0 to 1.0;

                  (c) Indebtedness of the Company or any of its Restricted Subsidiaries owing to the Company or any of its Restricted Subsidiaries ("Intercompany Indebtedness"); provided that (A) in the case of any such Indebtedness of the Company, such obligations will be unsecured and subordinated by their terms in all respects to the Holders' rights pursuant to the Securities and the Subsidiary Guarantees, and (B) if any event occurs that causes a Person that is a Restricted Subsidiary to no longer be a Restricted Subsidiary, then this clause (c) will no longer be applicable to such Indebtedness of that Person;

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                  (d) Indebtedness of the Company or any Restricted Subsidiary
issued in exchange for, or to renew, replace, extend, refinance or refund, any Indebtedness of the Company or such Restricted Subsidiary Incurred pursuant to clauses (a), (d), (f), (h), (k) or (n) of this Section 10.08 or pursuant to the first paragraph of this Section 10.08, which Indebtedness was outstanding or committed on the date of exchange, renewal, replacement, extension, refinancing or refunding; provided, however, that:

                              (A) such Indebtedness does not exceed the principal amount (or in the case of Redeemable Stock or Preferred Stock that constitutes Indebtedness, the aggregate redemption or repurchase price or liquidation value) of outstanding or committed Indebtedness so exchanged, renewed, replaced, extended, refinanced or refunded plus all accrued interest, dividends and redemption premiums on the Indebtedness and all fees, expenses, penalties and redemption premiums incurred in connection therewith;

                              (B) such exchanging, renewing, replacing, extending, refinancing or refunding Indebtedness has (x) a final maturity that is later than the final maturity of the Indebtedness being so exchanged, renewed, replaced, extended, refinanced or refunded, and (y) an Average Life, at the time of such exchange, renewal, replacement, extension, refinancing or refunding of such Indebtedness, that is equal to or greater than the Average Life of the Indebtedness being so exchanged, renewed, replaced, extended, refinanced or refunded;

                              (C) in the case of any exchanging, renewing, replacing, extending, refinancing or refunding of Indebtedness subordinated to the Securities (or Preferred Stock that constitutes Indebtedness), the exchanging, renewing, replacing, extending, refinancing or refunding Indebtedness ranks subordinate in right of payment to the Securities to substantially the same extent as, or to a greater extent than, the Indebtedness so exchanged, renewed, replaced, extended, refinanced or refunded; and

                              (D) no Indebtedness of the Company may be exchanged, renewed, replaced, extended, refinanced or refunded by the Incurrence of Indebtedness or the issuance of Capital Stock by any Restricted Subsidiary;

                  (e) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries under Hedge Agreements to protect the Company or any of its Restricted Subsidiaries from interest or foreign currency risk on Indebtedness permitted to be Incurred by this Indenture or to manage such risk; provided, that the notional principal amount of any such Hedge Agreements does not exceed the principal amount of Indebtedness to which such Hedge Agreements relate, and such Hedge Agreements are not for speculative purposes;

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                  (f) Indebtedness of the Company and its Restricted
Subsidiaries existing on the Issue Date (other than Indebtedness Incurred under clause (c) of this Section 10.08 ("Existing Indebtedness");

                  (g) any guarantee by any Restricted Subsidiary of any Indebtedness Incurred under the Credit Agreement under clause (b) or (n) of this
Section 10.08;

                  (h) Acquired Indebtedness of the Company; provided that, on a pro forma basis after giving effect to the Incurrence of such Acquired Indebtedness, the Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the provisions described under the first paragraph of this Section 10.08.

                  (i) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance, bid, surety, appeal or similar bonds or completion or performance guarantees provided in the ordinary course of business;

                  (j) Indebtedness of the Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than guarantees of, or similar obligations under, Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                  (k) Indebtedness of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Indebtedness Incurred pursuant to clause (d) of this Section 10.08 above in exchange for, or to renew, replace, extend, refinance or refund any Indebtedness Incurred pursuant to this clause (k), not to exceed the greater of 1.0% of Total Assets at any time outstanding and $12.0 million;

                  (l) Indebtedness of the Company or any of its Restricted Subsidiaries owed to, including obligations in respect of letters of credit for the benefit of, any Person in connection with workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or any of its Restricted Subsidiaries, in each case Incurred in the ordinary course of business;

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                  (m) Indebtedness of the Company or any of its Restricted
Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days after its Incurrence; and

                  (n) Indebtedness of the Company or any of its Restricted Subsidiaries, other than Indebtedness permitted pursuant to clauses (a) through
(m) of this Section 10.08, which does not exceed $35 million at any time outstanding including all Indebtedness Incurred pursuant to clause (d) of this
Section 10.08 in exchange for, or to renew, replace, extend, refinance or refund any such Indebtedness.

            For the avoidance of doubt, all Indebtedness outstanding under the Credit Agreement on the Issue Date, shall be deemed to have been Incurred under clause (b) of this Section 10.08. For purposes of determining compliance with this Section 10.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clause (a) and clauses
(c) through (n) of this Section 10.08, or is entitled to be Incurred pursuant to the first paragraph of this Section 10.08, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify such item of Indebtedness, in any manner that complies with this Section 10.08.

            The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and payments of dividends on Redeemable Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Stock or Preferred Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Redeemable Stock or Preferred Stock for the purposes of this Section 10.08.

            Section 10.09 Limitation on Preferred Stock of Restricted Subsidiaries.

            The Company shall not permit any Restricted Subsidiary of the Company to create or issue any Preferred Stock except:

                  (a) Preferred Stock outstanding on the Issue Date ("Existing Preferred Stock");

                  (b) Preferred Stock issued to and held by the Company or any Wholly Owned Restricted Subsidiary of the Company;

                  (c) Preferred Stock issued by a Person prior to the time such Person became a Restricted Subsidiary of the Company; and

                  (d) Preferred Stock issued by a Restricted Subsidiary in exchange for, or the proceeds of which are used to refinance outstanding Preferred Stock of a Restricted Subsidiary; provided that (i) the liquidation value of the refinancing Preferred Stock does not exceed the liquidation value so refinanced plus financing fees

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and other expenses, penalties and premiums associated with such refinancing and all accrued dividends on such Preferred Stock and (ii) such refinancing Preferred Stock has no mandatory redemptions prior to (and in no greater amounts than) the Preferred Stock being refinanced.

            The payment of dividends on Preferred Stock in the form of additional shares of the same class of Preferred Stock shall not be deemed to be a creation or issuance of Preferred Stock for purposes of this Section 10.09.

            Section 10.10 Limitation on Restricted Payments.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to make, directly or indirectly, any Restricted Payment, unless after giving effect to the Restricted Payment:

                  (a) no Default or Event of Default has occurred and is continuing;

                  (b) the Company would be permitted to Incur an additional $1.00 of Indebtedness pursuant to the Operating Cash Flow Ratio test set forth in the first paragraph of Section 10.08; and

                  (c) the total of all Restricted Payments made on or after January 16, 2002 does not exceed the sum, without duplication, of (1) Cumulative Operating Cash Flow less 1.60 times Cumulative Interest Expense, (2) 100% of the aggregate Qualified Capital Stock Proceeds of the Company after January 16, 2002, (3) 100% of the cash proceeds received from an Unrestricted Subsidiary to the extent of Investments (other than Permitted Investments) made in such Unrestricted Subsidiary since January 16, 2002, and (4) to the extent that any Investment, other than a Permitted Investment, that was made after the Issue Date is sold or otherwise liquidated or repaid, or the Person in whom such Investment was made subsequently becomes a Restricted Subsidiary of the Company, the lesser of (x) the cash or Cash Equivalents received upon the sale, liquidation or repayment of such Investment, less the cost of disposition, if any, or the cash plus the Fair Market Value of any assets other than cash held by such Person on the date it becomes a Restricted Subsidiary of the Company, as applicable, and (y) the initial amount of such Investment.

            The foregoing provision shall not be violated by reason of:

            (1) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the preceding provision;

            (2) any refinancing of any Indebtedness otherwise permitted under clauses (b) or (d) of Section 10.08;

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            (3) (a) the issuance of the Senior Subordinated Exchange Debentures in exchange for the Exchangeable Preferred Stock in accordance with the terms of the Exchangeable Preferred Stock in effect on the Issue Date; provided, that after giving effect thereto, the Company's Operating Cash Flow Ratio, would have been less than 6.5 to 1.0, or (b) the issuance of Additional Senior Subordinated Exchange Debentures in exchange for the Junior Exchangeable Preferred Stock in accordance with the terms of the Junior Exchangeable Preferred Stock in effect on the Issue Date; provided, that after giving effect thereto, the Company's Operating Cash Flow Ratio would have been less than 6.5 to 1.0;

            (4) the purchase, redemption or other acquisition or retirement for value of Capital Stock of any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries;

            (5) the making of any Investment other than a Permitted Investment or the payment, redemption, defeasance, repurchase or other acquisition or retirement of any Capital Stock of the Company or any Subordinated Indebtedness prior to its scheduled maturity or the payment of dividends on any Capital Stock of the Company either in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided, that the amount of any such net cash proceeds that are utilized for any such Investment, payment, redemption, defeasance, repurchase or other acquisition, retirement or dividend will be excluded from clause (c)(2) of this Section 10.10;

            (6) the repurchase, redemption, acquisition or other retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries held by any employee benefit plans of the Company or any of its Restricted Subsidiaries, any current or former employees or directors of the Company or any of its Restricted Subsidiaries or pursuant to any management equity subscription agreement or stock option agreement of the Company or any of its Restricted Subsidiaries; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $1.0 million in any 12-month period;

            (7) the payment of dividends on either the Exchangeable Preferred Stock or on the Junior Exchangeable Preferred Stock after February 15, 2005, which dividends do not exceed $30.0 million in the aggregate since January 16, 2002; provided, that in no event may any such payment be made unless the Operating Cash Flow Ratio of the Company, calculated on the basis that the Preferred Stock on which such dividends are proposed to be paid constitutes Indebtedness, is less than 7.0 to 1.0;

            (8) the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary;

            (9) any purchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such

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Subordinated Indebtedness upon an Asset Sale or a Change of Control after the
Company shall have complied with the provisions of this Indenture as set forth in Section 10.14 or Section 10.16, as the case may be; or

            (10) Restricted Payments, in addition to Restricted Payments permitted pursuant to clauses (1) through (9) of this paragraph, not in excess of $25.0 million in the aggregate after the Issue Date;

provided, that with respect to clauses (3) through (10) above, no Default or Event of Default shall have occurred and be continuing, and the payments described in clauses (1), (6), (7), (9) and (10) of this paragraph shall constitute Restricted Payments for the calculation under the first paragraph of this Section 10.10.

            In determining whether any Restricted Payment is permitted by this
Section 10.10, the Company may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (10) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph of this Section 10.10; provided, that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 10.10.

            Section 10.11 Limitations Concerning Distributions
                          and Transfers By Restricted Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or otherwise cause or suffer to exist or become effective any consensual restriction or prohibition on the ability of any Restricted Subsidiary of the Company to:

                  (a) pay dividends on, or make other distributions in respect of, its Capital Stock, or any other ownership interest or participation in, or measured by, its profits, to the Company or any Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary;

                  (b) make any loans or advances to the Company or any Restricted Subsidiary; or

                  (c) transfer any of its property or assets to the Company or any Restricted Subsidiary.

            Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such restriction or prohibition:

            (1) pursuant to this Indenture, the Original Securities, the Exchange Securities to be issued pursuant to the terms of the Registration Rights Agreement, the Credit Agreement, the First Lien Documents, the Collateral Documents, the Intercreditor Agreement, any other agreement in effect on the Issue Date and, if executed and

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delivered, the Exchange Indenture; provided, that any such restriction or prohibition in the Exchange Indenture is no more restrictive than that contained in this Indenture;

            (2) pursuant to an agreement relating to any Indebtedness or Capital Stock of such Restricted Subsidiary which was outstanding or committed prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary of the Company other than restrictions or prohibitions adopted in anticipation of becoming a Restricted Subsidiary; provided, that such restriction or prohibition shall not apply to any property or assets of the Company or any Restricted Subsidiary other than the property or assets of such Restricted Subsidiary and its Subsidiaries;

            (3) existing under or by reason of applicable law, rule, regulation or order;

            (4) pursuant to customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

            (5) pursuant to purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (c) of this Section 10.11;

            (6) pursuant to restrictions of the type referred to in clause (c) of this Section 10.11 contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise Incurred in accordance with Section 10.12 and restrict the transfer of property subject to such agreements;

            (7) pursuant to any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or disposition;

            (8) pursuant to customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

            (9) pursuant to an agreement effecting an amendment, modification, restatement, supplement, renewal, increase, extension, refinancing, replacement or refunding of any agreement described in clauses (1), (2) and (8) above; provided, that the provisions contained in such amendment, modification, restatement, supplement, renewal, increase, extension, refinancing, replacement or refunding agreement relating to such restriction or prohibition are not materially more restrictive, taken as a whole, than the provisions contained in the agreement which is the subject thereof.

            Section 10.12 Limitations on Liens.

            The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets owned on the Issue Date or acquired thereafter securing any Obligation except for Permitted Liens.

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            Section 10.13 Limitation on Transactions with Affiliates.

            The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, other than the Company or a Restricted Subsidiary (each of the foregoing transactions, an "Affiliate Transaction"), unless:

                  (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (b) the Company delivers to the Trustee:

                  (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a determination by the Board of Directors of the Company set forth in a Board Resolution and an Officers' Certificate certifying that each such Affiliate Transaction complies with clause (a) above and that each such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

                  (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company of the financial terms of such Affiliate Transaction or series or related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

            This Section 10.13 shall not limit, or be applicable to any agreement in effect on the Issue Date, and any amendments, extensions or renewals of any such agreement, so long as any such amendment, extension or renewal is not materially more disadvantageous, taken as a whole, to the Company or to any Restricted Subsidiary as the original agreement in effect on the Issue Date. In addition, the following items will not be deemed to be Affiliate
Transactions:

            (1) any employment, service or termination agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

            (2) transactions between or among the Company and/or its Restricted Subsidiaries;

            (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns Capital Stock in, or controls, such Person;

            (4) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Company or

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any Restricted Subsidiary of the Company, as determined by the Board of
Directors of the Company;

            (5) sales or issuances of Qualified Capital Stock to Affiliates or employees of the Company and its Subsidiaries at Fair Market Value; and

            (6) Restricted Payments that are not prohibited by Section 10.10 and Permitted Investments.

            Section 10.14 Limitation on Asset Sales and Sales of Subsidiary
Stock.

            Following the Issue Date, the Company shall not, and shall not permit any Restricted Subsidiary of the Company to engage in an Asset Sale unless (a) such Asset Sale is for Fair Market Value, (b) at least 75% of the value of the consideration for such Asset Sale consists of (1) cash or Cash Equivalents, (2) the assumption by the transferee (and release of the Company or the relevant Restricted Subsidiary, as the case may be) of Pari Passu Indebtedness of the Company or Pari Passu Indebtedness of any Restricted Subsidiary, or (3) notes, obligations or other marketable securities (collectively "Marketable Securities") that are converted within 30 days after the consummation of such Asset Sale into cash or Cash Equivalents and (c) the Net Cash Proceeds therefrom are, at the Company's option and, to the extent it so elects, applied on or prior to the date that is 365 days after the date of such Asset Sale: (1) to the repayment of Indebtedness under the Credit Agreement or other First Lien Obligations (which payment permanently reduces the commitment thereunder); (2) to the repurchase of the Securities or Applicable Pari Passu Indebtedness, pursuant to an offer to purchase (an "Asset Sale Offer") described below; (3) to the making of capital expenditures or other acquisitions of long-term assets (other than Capital Stock) that are used or useful in a Wireless Communications Business that is owned wholly by the Company or any Guarantor; (4) to the acquisition by the Company or any Guarantor of all or substantially all of the assets of, or Capital Stock representing a majority of the Voting Power of, an entity engaged primarily in a Wireless Communications Business; or (5) any combination of the foregoing.

            Notwithstanding the foregoing paragraph:

            (1) the conveyance, sale, transfer or other disposition of all or substantially all the assets of the Company on a consolidated basis will be governed by the provisions of Section 10.16 and/or the provisions of Article VIII and not by this Section 10.14;

            (2) any Restricted Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any of its Restricted Subsidiaries;

            (3) the Company and its Restricted Subsidiaries may, in the ordinary course of business, (A) convey, sell, lease, transfer, assign or otherwise dispose of assets; provided that if such conveyance, sale, lease, transfer, assignment or other disposition is

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to a Person other than a Restricted Subsidiary, the consideration received reflects the Fair Market Value of such assets and (B) exchange assets for either assets or equity interests in Wireless Communications Businesses; provided that
(a) the assets or equity interests received have a Fair Market Value substantially equal to the assets exchanged, (b) the assets received by the Company are controlled by the Company with respect to voting rights and day-to-day operations, or the equity interests received by the Company represent a controlling interest in the total Voting Power and day-to-day operations of a Person that is the issuer of such equity interests and (c) the assets received in such exchange are received by the Company or a Guarantor, if such exchange is made by the Company or a Guarantor;

            (4) the Company and its Restricted Subsidiaries may make an exchange of assets where the Company and/or a Guarantor receive consideration for such assets at least 75% of which consists of (a) cash, (b) long-term assets (other than Capital Stock) at Fair Market Value that are used or useful in a Wireless Communications Business or (c) any combination thereof (it being understood that any net cash proceeds shall be treated as Net Cash Proceeds under clause (c) of the preceding paragraph of this Section 10.14);

            (5) the Company and its Restricted Subsidiaries may sell, exchange or dispose of damaged, worn out or other obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business of the Company or any of its Restricted Subsidiaries; and

            (6) in addition to Asset Sales permitted by the foregoing clauses
(1) through (5), without compliance with the restrictions set forth in the immediately preceding paragraph, the Company may consummate any single Asset Sale or series of related Asset Sales with respect to assets the Fair Market Value of which does not exceed $10.0 million in the aggregate after the Issue Date.

            The Company may defer an Asset Sale Offer until the accumulated Net Cash Proceeds not applied to the uses set forth in Subsections (c)(1) through
(c)(5) in the first paragraph of this Section 10.14, exceed $10.0 million. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

            An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). To the extent that any Applicable Pari Passu Indebtedness requires the Company or a Guarantor to make an offer similar to an Asset Sale Offer, the Company and each such Guarantor may make simultaneous offers. No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to this Section 10.14 (the "Asset Sale Offer Amount") at a purchase price equal to 100% of the principal

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

amount of the Securities plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the date of the purchase or, if less than the Asset Sale Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer.

            If the Asset Sale Purchase Date is on or after a Regular Record Date of one class or both classes of Securities and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security of the applicable class is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

            On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue new Securities of the same class, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Securities to such Holder, in a principal amount equal to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date. Upon completion of each Asset Sale Offer, the amount of accumulated Net Cash Proceeds not applied to the uses set forth in subsections (c)(1) through (c)(5) in the first paragraph of this Section 10.14 shall be reset to zero, and the Company and its Restricted Subsidiaries may use such amount for any purpose not otherwise prohibited by this Indenture.

            The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 10.14 by virtue of such conflict; provided, that the Company shall not be relieved of its obligation to make an offer to repurchase the Securities pursuant to this Section 10.14 by reason of such conflict.

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            Section 10.15 Limitation on Activities of the Company and its
Restricted Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Telecommunications Business, except to the extent such business is not material to the Company and its Restricted Subsidiaries, taken as a whole.

            Section 10.16 Change of Control.

                  (a) Upon the occurrence of a Change in Control, each Holder of a Security shall have the right to request to have such Security repurchased by the Company on the terms and conditions set forth in this Section 10.16 and this Indenture. The Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail to each Holder an Offer to Purchase all Outstanding Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Purchase Date (a "Change of Control Offer").

            The Company or a third party on its behalf may, but shall not be required to, satisfy the Company's obligations under this Section 10.16 by mailing such an Offer to Purchase prior to, and contingent upon, the anticipated consummation of a transaction resulting in a Change of Control; provided that the Company and any such third party shall comply with all applicable laws and regulations, including Rule 14e-1 under the Exchange Act, and the Offer to Purchase shall not close unless the transaction resulting in a Change of Control also occurs. A Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Securities tendered in response to the Change of Control Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

            If the Change of Control Purchase Date is on or after a Regular Record Date of one class or both classes of Securities and on or before the related Interest Payment Date, any accrued and unpaid interest, and Liquidated Damages, if any, shall be paid to the Person in whose name a Security of the applicable class is registered at the close of business on such Regular Record Date, and no additional interest or Liquidated Damages will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

            On or before the Change of Control Purchase Date, the Company shall, to the extent lawful, accept for payment all Securities or portions thereof tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 10.16. The Company, the Depositary or the Paying Agent, as the case may be,

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shall promptly (but in any case not later than five days after the Change of
Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue new Securities of the same class, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Securities to such Holder, in a principal amount equal to any unpurchased portion of the Securities surrendered. Any Securities not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

                  (b) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations applicable to any Offer to Purchase. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 10.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 10.16 by virtue of such conflict; provided, that the Company shall not be relieved of its obligation to make an offer to repurchase the Securities pursuant to this Section 10.16 by reason of such conflict.

            Section 10.17 Statement by Officers as to Default; Compliance Certificates.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, the Restricted Subsidiaries and their respective Subsidiaries, as applicable, during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Company and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and its Restricted Subsidiaries are taking or propose to take with respect thereto).

                  (b) So long as such practice is not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 7.04(b)(i)(A) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company or any Restricted Subsidiary

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has violated any provisions of Article VIII or Article X hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Securities are outstanding, upon any officer of the Company becoming aware of any Default or Event of Default, deliver to the Trustee, no later than 10 days after such officer becomes aware of such Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

            Section 10.18 Waiver of Certain Covenants.

            The Company and its Restricted Subsidiaries may omit in any particular instance to comply with any covenant or condition set forth in Sections 8.01, 10.14 and 10.16, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition, except to the extent expressly waived, and, until such waiver becomes effective, the obligations of the Company and its Restricted Subsidiaries and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holders tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

            Section 10.19 Payments for Consent.

            The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Securities for or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture unless such consideration is offered to be paid and is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

            Section 10.20 Covenants upon Attainment and
                          Maintenance of an Investment Grade Rating.

                  (a) The provisions of Sections 10.08, 10.09, 10.10, 10.11,
10.13 and 10.14 (including, to the extent applicable, those portions of such other sections in this Indenture which make reference to provisions contained in Sections 10.08, 10.09, 10.10, 10.11, 10.13 and 10.14) shall not be applicable in the event, and only for so long as, the Securities are rated Investment Grade and no Default or Event of Default has occurred and is continuing (a "Covenant Suspension").

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                  (b) In the event the Company's obligations under this
Indenture have been assumed or fully and unconditionally guaranteed on a senior basis by a Person whose senior and unsecured Indebtedness is rated Investment Grade, Section 7.04(b) shall not be applicable.

            In addition to the foregoing and notwithstanding any other provision of this Indenture, in the event of a Covenant Suspension, whose duration is not less than six consecutive months, shall have occurred but terminates because the Securities cease to be rated Investment Grade then:

                        (1) All Indebtedness Incurred by the Company and its Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be Incurred pursuant to Section 10.08, had Section 10.08 been applicable during the Covenant Suspension, shall be deemed to be "Existing Indebtedness."

                        (2) All Preferred Stock issued by the Company's Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be issued pursuant to Section 10.09, had such section been applicable during the Covenant Suspension, shall be deemed to be "Existing Preferred Stock."

                        (3) All Restricted Payments made by the Company or any of its Restricted Subsidiaries during the Covenant Suspension that would not have been permitted to be Incurred pursuant to Section 10.10, had such section been applicable during the Covenant Suspension, shall not be deemed to cause a Default or Event of Default pursuant to Section 10.10; provided, however, that all Restricted Payments made during the Covenant Suspension shall count as Restricted Payments for the calculation made under the first paragraph of
Section 10.10.

            Section 10.21 Additional Guarantees.

            If (a) any Person becomes a Restricted Subsidiary after the date of this Indenture or (b) any Person becomes a guarantor or obligor under a Credit Agreement or other First Lien Obligation, then, in each case, such Subsidiary shall become a Guarantor and execute and deliver to the Trustee (1) a supplemental indenture to such effect in form reasonably satisfactory to the Trustee, (2) an assumption or joinder agreement reasonably satisfactory to the Collateral Trustee to become a "Pledgor" under the Collateral Agreement and (3) an assumption or joinder agreement reasonably satisfactory to the Collateral Trustee to become a "Guarantor" under the Intercreditor Agreement.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

            Section 11.01 Right of Redemption.

            The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at the applicable Redemption Prices specified in the

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forms of Securities set forth in Article II together with accrued and unpaid interest, and Liquidated Damages, if any, to but excluding the Redemption Date.

            Section 11.02 Applicability of Article XI.

            Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article XI.

            Section 11.03 Election to Redeem; Notice to Trustee.

            The election of the Company to redeem any Securities pursuant to
Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of a given class, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the aggregate principal amount of such Securities to be redeemed.

            Section 11.04 Selection by Trustee of Securities to Be Redeemed.

            If less than all the Securities of a given class are to be redeemed at any time, the Trustee will select Securities of such class for redemption as follows: (1) if the Securities of such class are listed on any securities exchange, in compliance with the requirements of the principal securities exchange on which such Securities are listed; or (2) if the Securities of such class are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate. In any proration pursuant to this Section 11.04, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper (and in compliance with the requirements of the principal national securities exchange, if any, on which the Securities of such class are listed) to the end that the principal amount of such Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000.

            The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

            Section 11.05 Notice of Redemption.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each

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Holder of Securities to be redeemed, at his or her address appearing in the
Security Register.

            All notices of redemption shall state:

            (1) whether the redemption applies to the 2010 Securities or the 2012 Securities;

            (2) the Redemption Date;

            (3) the Redemption Price;

            (4) if less than all the Outstanding Securities of a class are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

            (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest, and Liquidated Damages, if any, thereon will cease to accrue on and after said date; and

            (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

            Section 11.06 Deposit of Redemption Price.

            On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date is an Interest Payment Date) accrued and unpaid interest, and Liquidated Damages, if any, on, all the Securities which are to be redeemed on that date.

            Section 11.07 Securities Payable on Redemption Date.

            If a notice of redemption has been given as aforesaid, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company defaults in the payment of the Redemption Price, accrued interest, and Liquidated Damages) such Securities shall cease to bear interest or Liquidated Damages. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, and Liquidated Damages, if any, to, but excluding the Redemption Date; provided, however, that installments of interest or Liquidated Damages, whose Stated Maturity is on or prior to

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the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.08.

            If any Security called for redemption is not so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest and Liquidated Damages, if any, from the Redemption Date at the rate provided by the Security.

            Section 11.08 Securities Redeemed in Part.

            Any Security which is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of like class as such Security, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                   ARTICLE XII

                       DEFEASANCE AND COVENANT DEFEASANCE

            Section 12.01 Company's Option to Effect
                          Defeasance or Covenant Defeasance.

                  The Company may at its option by Board Resolution, at any time, elect to have either Section 12.02 or Section 12.03 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article XII.

            Section 12.02 Defeasance and Discharge.

            Upon the Company's exercise of the option provided in Section 12.01 applicable to this Section 12.02, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities, on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such

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Securities to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) Liquidated Damages, if any, and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 3.07, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XII. The Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under
Section 12.03.

            Section 12.03 Covenant Defeasance.

            Upon the Company's exercise of the option provided in Section 12.01 applicable to this Section, (i) the Company shall be released from its obligations under Sections 10.05 through 10.16, inclusive, and clauses (c), (d) and (e) of Section 8.01 and (ii) the occurrence of an event specified in Sections 5.01(c), 5.01(d) (with respect to clauses (a), (c), (d) or (e) of
Section 8.01), 5.01(e) (with respect to any of Sections 10.05 through 10.16, inclusive), 5.01(f) and 5.01(g) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, clause or Article or by reason of any reference in any such Section, clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

            Section 12.04 Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 12.02 or Section 12.03 to the then Outstanding Securities:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or
(B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, without the need for reinvestment, will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any,) and each installment of interest, if any, on the Outstanding Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or

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(y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (b) In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                  (c) In the case of an election under Section 12.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit covenant defeasance and discharge had not occurred.

                  (d) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                  (e) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                  (f) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as
Section 5.01(h) is concerned, at any time during the period ending on the 91st day after the date of such

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deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (g) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                  (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 12.02 or the covenant defeasance under Section 12.03 (as the case may be) have been satisfied.

                  (i) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

            Section 12.05 Deposited Money and U.S. Government Obligations to be
                          Held in Trust; Other Miscellaneous Provisions.

            Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 12.05, the "Trustee") pursuant to Section 12.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) or Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

            Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

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            Section 12.06 Reinstatement.

            If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 or 12.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03; provided, however, that if the Company makes any payment of principal of (and premium, if any) or Liquidated Damages, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

                                  ARTICLE XIII

                             COLLATERAL AND SECURITY

            Section 13.01 Collateral Documents.

                  (a) In order to secure the due and punctual payment of the Securities Obligations, the Company and the Guarantors have entered or will enter into the Collateral Documents to create security interests (the "Second Priority Liens") in the Collateral on a second priority basis, subject to the First Lien Obligations, in accordance with the terms of the Collateral Documents and the Intercreditor Agreement. In the event of a conflict between the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement, the Collateral Documents and the Intercreditor Agreement shall control.

                  (b) Each Holder of a Security, by accepting such Security, agrees to all of the terms and provisions of the Collateral Documents and the Intercreditor Agreement.

            Section 13.02 Application Of Proceeds Of Collateral.

            Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Collateral Documents and the terms hereof, subject to the terms of the Intercreditor Agreement.

            Section 13.03 Possession, Use And Release Of Collateral.

                  (a) Subject to the terms of the Collateral Documents and the First Lien Security Documents and the Intercreditor Agreement, the Company and the Guarantors will have the right to remain in possession and retain control of the Collateral (other than cash or any securities constituting part of the Collateral and deposited with the Collateral Trustee in accordance with the provisions of the Collateral Documents and

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other than as otherwise set forth in the Collateral Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

                  (b) The Second Priority Liens securing the Securities Obligations shall be released in whole: (i) upon payment in full of the principal of, and accrued and unpaid interest and premium on the Securities and payment in full of all other Securities Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium are paid; or

                        (ii) upon a defeasance of the Securities in accordance with Article XII.

                  (c) The Second Priority Liens securing the Securities Obligations shall be released automatically in part with respect to any asset constituting Collateral if all Second Priority Liens other than those securing the Securities Obligations on such asset and all Liens on such asset securing First Lien Obligations are also released and:

                        (i) the asset has been sold or otherwise disposed of by the Company or a Guarantor to a Person other than the Company or a Guarantor in a transaction permitted by this Indenture, at the time of such sale or disposition; or

                        (ii) the asset is owned or has been acquired by a Subsidiary of the Company that has been released from its Subsidiary Guarantee in accordance with the terms of this Indenture (including by virtue of a Guarantor becoming an Unrestricted Subsidiary); or

                        (iii) the First Lien Agent exercises any remedies in respect to such asset in accordance with the Intercreditor Agreement, including any sale or other disposition thereof.

                  (d) The Trustee shall execute and deliver to the Company, at the Company's sole expense, all documents that the Company shall reasonably request to evidence any of the releases of Collateral described in clause (b) or
(c) above.

                  Section 13.04 Additional Collateral; Acquisition of Assets or Property.

                  (a) Concurrently with:

                        (i) the acquisition (including, without limitation, through the specification, acquisition or creation of a new Restricted Subsidiary) by the Company or any Guarantor of any assets or property (including fixtures, but excluding all other real property) having a fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $2.0 million individually or $10.0 million in a series of one or more related transactions;

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                        (ii) the acquisition (including, without limitation,
through the specification, acquisition or creation of a new Restricted Subsidiary) by the Company or any Guarantor of any fee interest in any individual or contiguous parcels of owned real property (other than fixtures) having a fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $5.0 million individually or in a series of one or more related transactions;

                        (iii) the acquisition of any FCC License by the Company or any Guarantor; or

                        (iv) the inclusion by the Company or any Guarantor of any other assets or property in collateral securing First Lien Obligations or Second Lien Obligations other than the Security Obligations;

            the Company shall, or shall cause the applicable Guarantor to, as promptly as practicable, subject to obtaining the consents contemplated by clause (b) below:

            (1) execute and deliver to the Collateral Trustee such Collateral Documents and take such other actions as shall be necessary or (in the opinion of the Collateral Trustee) desirable to create, perfect and protect a Second Priority Lien in favor of the Collateral Trustee on such assets or property (to the extent permitted by applicable law, in the case of FCC Licenses);

            (2) in the case of real property, deliver to the Collateral Trustee title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property, with local fixture filings being made in respect of fixtures associated with such real property; and

            (3) promptly deliver to the Collateral Trustee such opinions of counsel, if any, as the Collateral Trustee may reasonably require with respect to the foregoing (including opinions as to enforceability and perfection of security interests).

                  (b) If the granting of a security interest in any property subject to clause (a) above requires the consent of a third party, the Company shall use commercially reasonable efforts to obtain such consent as promptly as practicable with respect to the Second Priority Lien for the benefit of the Collateral Trustee.

            Section 13.05 Opinion of Counsel.

            So long as the Collateral Documents have not been terminated in accordance with the terms thereof, the Company shall deliver to the Trustee and the Collateral Trustee, so long as such delivery is required by TIA Section 314(b) promptly after the execution and delivery of this Indenture and, thereafter at least annually, within 30 days after March 15 of each year (commencing with March 15, 2005), an Opinion of Counsel either stating that in the opinion of such counsel, subject to customary assumptions and exclusions, such action has been taken with respect to the recording, filing, recording and refiling of this Indenture or any Collateral Document as is necessary to maintain the

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Second Priority Liens granted thereunder as of such date and during the succeeding 12 months, and reciting the details of such action, or stating that in the opinion of such counsel, subject to customary assumptions and exclusions, no such action is necessary to maintain such Second Priority Liens granted thereunder.

            Section 13.06 Trust Indenture Act Requirements.

            (a) The release of any Collateral from the Second Priority Lien of any of the Collateral Documents or the release of, in whole or in part, the Second Priority Liens created by any of the Collateral Documents, shall not be deemed to impair the security interests in contravention of the provisions hereof if and to the extent the Collateral or Second Priority Liens are released in accordance with the terms hereof or of the Intercreditor Agreement. Each of the Holders of the Securities acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Collateral Documents, the Intercreditor Agreement and this Indenture will not be deemed for any purpose to be an impairment of the Collateral Documents or otherwise contrary to the terms of this Indenture. To the extent applicable, the Company and the Guarantors shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company or the relevant Guarantor except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. In the event Collateral which is cash, accounts receivable or inventory ("Working Capital Collateral") are disposed of in the ordinary course of business by the Company or any Guarantor pursuant to and in accordance with this Indenture, the Intercreditor Agreement and the Collateral Documents and the associated Lien on such Working Capital Collateral is released in accordance with this Indenture, the Intercreditor Agreement and the Collateral Documents then, so long as the Company and the Guarantors have furnished the Trustee all certificates described in Section 13.06(c) that were required to be furnished to the Trustee at or prior to such time, the fair value of such Working Capital Collateral released from the Lien and security interest of the Collateral Documents shall not be considered in determining whether the aggregate fair value of Collateral released from the Lien and security interest of the Collateral Documents in any calendar year exceeds the 10% threshold specified in TIA Section 314(d)(1), and the Company and the Guarantors need not deliver an Officer's Certificate (other than as required by Section 13.06(c)) in connection with any such releases of Liens and security interest of the Collateral Documents on such Working Capital Collateral.

            (b) The Company may from time to time file with the Commission a request for an exemption (an "Exemption") from the requirements of TIA Section 314(d) for purposes of the releases of Working Capital Collateral described in the last sentence of Section 13.06(a). The Company shall provide the Trustee with a copy of any such

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Exemption and promptly inform the Trustee of any rescission or termination of, or amendment to, such Exemption.

            (c) The Company and the Guarantors shall deliver to the Trustee, within 15 days after the end of each of the six month periods ended on March 15 and September 15 of each year (or such dates ending on such other six month periods as shall be agreed upon by the Company and the Trustee), an Officers' Certificate to the effect that all disposals of Working Capital Collateral described in the last sentence of Section 13.06(a) during the immediately preceding six month period were made by the Company and the Guarantors in the ordinary course of business and that all proceeds therefrom were used by the Company and the Guarantors in connection with the ordinary course of their respective businesses or to make payments on the Securities or as otherwise permitted under this Indenture, the Intercreditor Agreement and the Collateral Documents.

            Section 13.07 Suits To Protect The Collateral.

            Subject to the provisions of the Intercreditor Agreement, the Trustee and the Collateral Trustee shall have the authority to direct, to institute and to maintain such suits and proceedings as each may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Securities in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Second Priority Liens securing the Securities Obligations or be prejudicial to the interests of the Holders of the Securities).

            Section 13.08 Powers Exercisable By Receiver Or Trustee.

            Subject to the Collateral Documents and the Intercreditor Agreement, in case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIII upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article XIII.

            Section 13.09 Collateral Trustee.

                  (a) The Trustee may, from time to time, appoint one or more Collateral Trustees hereunder. Each such Collateral Trustee may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or

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the Intercreditor Agreement. The Collateral Trustee shall be a Person who would be eligible to act as Trustee under this Indenture. Each such Collateral Trustee shall have the rights and duties as may be specified in an agreement between the Trustee and such Collateral Trustee. U.S. Bank National Association shall be the initial Collateral Trustee and is authorized to appoint co-Collateral Trustees as necessary in its sole discretion. Neither the Collateral Trustee nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee hereunder are solely to protect the Collateral Trustee's interest in the Collateral and shall not impose any duty upon the Collateral Trustee to exercise any such powers. The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act under this Indenture, except for its own gross negligence or willful misconduct.

                  (b) The Trustee and the Collateral Trustee are authorized and directed to (i) enter into the Collateral Documents and the Intercreditor Agreement, (ii) bind the Holders on the terms as set forth therein and (iii) perform and observe its obligations under the Collateral Documents and the Intercreditor Agreement.

                  (c) If (i) the Company or any Guarantor Incurs First Lien Obligations at any time when no Intercreditor Agreement is in effect or at any time when a First Lien Obligation Period is not in effect, and (ii) the Company delivers to the Collateral Trustee an Officers' Certificate so stating and requesting the Collateral Trustee to enter into an Intercreditor Agreement (which may be an amendment, replacement, modification or restatement of a prior Intercreditor Agreement) with substantially the same terms as the prior Intercreditor Agreement, in favor of the First Lien Agent, the Collateral Trustee shall (and is hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

                  (d) If:

                        (i) the Company or any Guarantor at any time intends to Incur any Indebtedness to be secured by Second Priority Liens, other than then existing Second Lien Obligations ("Other Second Lien Obligations"), and

                        (ii) the proposed indenture, agreement or other instrument governing such Other Second Lien Obligations provides that, notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Liens granted to the Collateral Trustee under the Collateral Documents securing existing Second Lien Obligations ("Liens Securing Existing Second Lien Obligations") or of any Second Priority Liens granted to the holders of Other Second Lien Obligations or any agent or representative for the holders of Other Second Lien Obligations ("Liens Securing

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Other Second Lien Obligations"), the Liens Securing Existing Second Lien
Obligations and the Liens Securing Other Second Lien Obligations shall be of equal dignity, priority and rank, and

                        (iii) the Company delivers to the Trustee and the Collateral Trustee an Officer's Certificate which affirms the statements contained in clauses (i) and (ii) above and requests that the Liens Securing Existing Second Lien Obligations and the Liens Securing Other Second Lien Obligations be held by a common Collateral Trustee (a "Common Collateral Trustee") (which Common Collateral Trustee would be eligible to act as Trustee under this Indenture and may be the Person then acting as Collateral Trustee) identified therein and that the Collateral Trustee take such actions as are reasonably necessary to cause the Liens Securing Existing Second Lien Obligations and the Liens Securing Other Second Lien Obligations be held by a Common Collateral Trustee (including, without limitation, actions contemplated under Section 8.18 of the Collateral Agreement or similar provisions thereto to cause the holders of Other Second Lien Obligations to become "Secured Parties" under the Collateral Agreement);

                  Then:

                        (A) the Liens Securing Existing Second Lien Obligations shall be of equal dignity, priority and rank with all such Liens Securing Other Second Lien Obligations; and

                        (B) the Common Collateral Trustee shall hold the Liens Securing Existing Second Lien Obligations as requested in such Officers' Certificate. Any such Common Collateral Trustee shall act at the direction of holders of a majority in aggregate principal amount of all Outstanding Second Lien Obligations, taken together as a single class (with any Second Lien Obligations that are issued at a discount to their principal amount at maturity being deemed to have a principal amount equal to their accreted principal amount at the record date set with respect to any such action).

            Any such Common Collateral Trustee appointed pursuant to this
Section 13.09(d) shall (and is hereby authorized and directed to) enter into an Intercreditor Agreement (which may be an amendment, replacement, modification or restatement of a prior Intercreditor Agreement) with substantially the same terms as the prior Intercreditor Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

                                  ARTICLE XIV

                              SUBSIDIARY GUARANTEES

            Section 14.01 Subsidiary Guarantee.

            Subject to this Article XIV, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior basis to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company hereunder or thereunder, that: (1) the principal of and interest on the Securities will be promptly paid in full when due (whether at maturity, by acceleration, redemption or otherwise), interest on the overdue principal of and interest on the Securities, if any, if lawful, Liquidated Damages, if any, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The Obligations of the Guarantors under this Article XIV shall be secured as provided in Article XIII. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture or the Obligations thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities and this Indenture.

            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, its Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article V hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under each Subsidiary Guarantee.

            Section 14.02 Limitation of Guarantor Liability.

            Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article XIV, such Subsidiary Guarantee shall be limited to the maximum amount permissible such that the Obligations of such Guarantor under its Subsidiary Guarantee will not constitute such a fraudulent transfer or conveyance.

            Section 14.03 Execution and Delivery of Subsidiary Guarantee.

                  (a) Each Guarantor hereby agrees that its execution and delivery of this Indenture or any supplemental indentures pursuant to Article IX and this Section 14.03 shall evidence its Subsidiary Guarantee set forth in
Section 14.01 without the need for any further notation on any Security.

                  (b) Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 14.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

                  (c) If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  (d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

                  (e) In the event that the Company creates or acquires any new Restricted Subsidiaries subsequent to the date of this Indenture, if required by
Article IX or Section 10.21 hereof, the Company shall cause such Restricted Subsidiaries to execute Supplemental Indentures to this Indenture and Guarantees in accordance with Article IX or Section 10.21 hereof and this Article XIV, to the extent applicable.

            Section 14.04 Guarantors May Consolidate, Etc., On Certain Terms.

                  (a) Except as otherwise provided in Section 14.05 and clause
(b) below, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless, immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing and either:

                        (i) such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Subsidiary Guarantee and the Collateral Documents pursuant to a supplemental indenture and appropriate Collateral Documents reasonably satisfactory to the Trustee; or

                        (ii) the Net Proceeds of such sale or other disposition are applied in accordance with Section 10.14.

            In the case of any such sale of substantially all of the assets to or, consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Subsidiary Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (b) The Subsidiary Guarantee of a Guarantor shall be released upon the occurrence of any of the following and receipt by the Trustees of an Officers' Certificate to such effect:

                        (i) any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or otherwise) by the Company or a Subsidiary of the Company to a Person other than the Company or any Restricted Subsidiary, if the sale or other disposition complies with Section 10.14 hereof;

                        (ii) any sale or other disposition of all other Capital Stock of a Guarantor by the Company or a Subsidiary of the Company to a Person other than the Company or any Restricted Subsidiary, if the sale or other disposition complies with Section 10.14 hereof;

                        (iii) if the Company designates that Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; and

                        (iv) legal defeasance of the Securities as provided in
Section 12.02.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                     RURAL CELLULAR CORPORATION

                                     By:________________________________________
                                     Name:
                                     Title:

                                     RCC PAGING, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     RCC ATLANTIC, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     RCC ATLANTIC LONG DISTANCE, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     RCC HOLDINGS, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     RCC MINNESOTA, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     RCC NETWORK, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     TLA SPECTRUM, LLC

                                     By:________________________________________
                                     Name:
                                     Title:

                                     RGI GROUP, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     RCC TRANSPORT, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     BMCT EQUIPMENT COMPANY, L.L.C.
                                     (DELAWARE)

                                     By:________________________________________
                                     Name:
                                     Title:

                                     FERRY EQUIPMENT COMPANY, L.L.C
                                     (DELAWARE)

                                     By:________________________________________
                                     Name:
                                     Title:

                                     ALEXANDRIA INDEMNITY
                                     CORPORATION (VERMONT)

                                     By:________________________________________
                                     Name:
                                     Title:

                                     U.S. BANK NATIONAL ASSOCIATION

                                     By:________________________________________
                                     Name:  Richard Prokosch
                                     Title: Vice President
                                            (Authorized Officer)

                                                                      Schedule 1


                                   GUARANTORS

        RCC Paging, Inc.
        RCC Atlantic, Inc.
        RCC Atlantic Long Distance, Inc.
        RCC Holdings, Inc.
        RCC Minnesota, Inc.
        RCC Network, Inc.
        TLA Spectrum, LLC
        RGI Group, Inc.
        RCC Transport, Inc.
        BMCT Equipment Company, L.L.C.
        Ferry Equipment Company, L.L.C.
        Alexandria Indemnity Corporation

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of March 25, 2004.

       Trust Indenture                                                                     Indenture
         Act Section                                                                        Section
-----------------------------                                                            ---------------
Section 310(a)(1)              ......................................................    6.09
       (a)(2)                  ......................................................    6.09
       (a)(3)                  ......................................................    Not applicable
       (a)(4)                  ......................................................    Not applicable
       (a)(5)                  ......................................................    6.08
                                                                                         6.09
       (b)                     ......................................................    6.08
                                                                                         6.10
       (c)                     ......................................................    Not applicable
Section 311(a)                 ......................................................    6.13
       (b)                     ......................................................    6.13
       (c)                     ......................................................    Not applicable
Section 312(a)                 ......................................................    7.01
                                                                                         7.02(a)
       (b)                     ......................................................    7.02(b)
       (c)                     ......................................................    7.02(c)
Section 313(a)                 ......................................................    7.03(a)
       (b)(1)                  ......................................................    Not applicable
       (b)(2)                  ......................................................    7.03(a)
       (c)                     ......................................................    7.03(a)
                                                                                         1.06
       (d)                     ......................................................    7.03(b)
Section 314(a)                 ......................................................    7.04
                                                                                         10.17
       (b)                     ......................................................    13.05
       (c)(1)                  ......................................................    1.02
       (c)(2)                  ......................................................    1.02
       (c)(3)                  ......................................................    Not applicable
       (d)                     ......................................................    13.06
       (e)                     ......................................................    1.02
Section 315(a)                 ......................................................    6.01
                                                                                         6.03
       (b)                     ......................................................    6.02
                                                                                         1.06
       (c)                     ......................................................    6.01(a)
       (d)                     ......................................................    6.01(b)
       (e)                     ......................................................    5.14
Section 316(a)(last sentence)  ......................................................    1.01
       (a)(1)(A)               ......................................................    5.12

       (a)(1)(B)               ......................................................    5.13
       (a)(2)                  ......................................................    Not applicable
       (b)                     ......................................................    5.08
Section 317(a)(1)              ......................................................    5.03
       (a)(2)                  ......................................................    5.04
       (b)                     ......................................................    10.03
Section 318(a)                 ......................................................    1.07

            This Reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                  EXECUTION COPY
                           RURAL CELLULAR CORPORATION
                         AND THE GUARANTORS NAMED HEREIN

                                       TO

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                    INDENTURE

                           Dated as of March 25, 2004

                   Senior Secured Floating Rate Notes due 2010

                     8-1/4 % Senior Secured Notes due 2012

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION......................................        1
     Section 1.01        Definitions...................................................................        1
     Section 1.02        Compliance Certificates and Opinions..........................................       40
     Section 1.03        Form of Documents Delivered to Trustee........................................       41
     Section 1.04        Acts of Holders; Record Date..................................................       41
     Section 1.05        Notices, Etc., to Trustee, the Company or the Guarantors......................       42
     Section 1.06        Notice to Holders; Waiver.....................................................       43
     Section 1.07        Conflict with Trust Indenture Act.............................................       43
     Section 1.08        Effect of Headings and Table of Contents......................................       43
     Section 1.09        Successors and Assigns........................................................       43
     Section 1.10        Separability Clause...........................................................       43
     Section 1.11        Benefits of Indenture and Securities..........................................       44
     Section 1.12        Governing Law.................................................................       44
     Section 1.13        Legal Holidays................................................................       44
     Section 1.14        No Personal Liability of Directors, Officers, Employees, and Shareholders.....       44
     Section 1.15        Counterparts..................................................................       44

ARTICLE II SECURITY FORMS..............................................................................       45
     Section 2.01        Forms Generally...............................................................       45
     Section 2.02        Form of Face of Security......................................................       45
     Section 2.03        Form of Reverse of Security...................................................       51
     Section 2.04        Form of Trustee's Certificate of Authentication...............................       60

ARTICLE III THE SECURITIES.............................................................................       60
     Section 3.01        Title and Terms...............................................................       60
     Section 3.02        Single Class; Denominations...................................................       62
     Section 3.03        Execution, Authentication, Delivery and Dating................................       62
     Section 3.04        Temporary Securities..........................................................       64
     Section 3.05        Global Securities.............................................................       64
     Section 3.06        Registration; Registration of Transfer and Exchange Generally;
                         Certain Transfers and Exchanges; Securities Act Legends.......................       65
     Section 3.07        Mutilated, Destroyed, Lost and Stolen Securities..............................       70
     Section 3.08        Payment of Interest; Interest Rights Preserved................................       70
     Section 3.09        Persons Deemed Owners.........................................................       72
     Section 3.10        Cancellation..................................................................       72
     Section 3.11        Computation of Interest.......................................................       72
     Section 3.12        Guarantors' Affirmations......................................................       73

                                                                                                             Page
                                                                                                             ----
ARTICLE IV SATISFACTION AND DISCHARGE..................................................................       73
     Section 4.01        Satisfaction and Discharge of Indenture.......................................       73
     Section 4.02        Application of Trust Money....................................................       74

ARTICLE V REMEDIES.....................................................................................       75
     Section 5.01        Events of Default.............................................................       75
     Section 5.02        Acceleration of Maturity; Rescission and Annulment............................       77
     Section 5.03        Collection of Indebtedness and Suits for Enforcement by Trustee...............       79
     Section 5.04        Trustee May File Proofs of Claim..............................................       79
     Section 5.05        Trustee May Enforce Claims Without Possession of Securities...................       80
     Section 5.06        Application of Money Collected................................................       80
     Section 5.07        Limitation on Suits...........................................................       81
     Section 5.08        Unconditional Right of Holders to Receive Principal, Premium, Interest and
                         Liquidated Damages............................................................       81
     Section 5.09        Restoration of Rights and Remedies............................................       81
     Section 5.10        Rights and Remedies Cumulative................................................       82
     Section 5.11        Delay or Omission Not Waiver..................................................       82
     Section 5.12        Control by Holders............................................................       82
     Section 5.13        Waiver of Past Defaults.......................................................       83
     Section 5.14        Undertaking for Costs.........................................................       83
     Section 5.15        Waiver of Stay or Extension Laws..............................................       83

ARTICLE VI THE TRUSTEE.................................................................................       84
     Section 6.01        Certain Duties and Responsibilities...........................................       84
     Section 6.02        Notice of Defaults............................................................       84
     Section 6.03        Certain Rights of Trustee.....................................................       85
     Section 6.04        Not Responsible for Recitals or Issuance of Securities........................       86
     Section 6.05        May Hold Securities...........................................................       86
     Section 6.06        Money Held in Trust...........................................................       87
     Section 6.07        Compensation and Reimbursement................................................       87
     Section 6.08        Disqualification; Conflicting Interests.......................................       88
     Section 6.09        Corporate Trustee Required; Eligibility.......................................       88
     Section 6.10        Resignation and Removal; Appointment of Successor.............................       88
     Section 6.11        Acceptance of Appointment by Successor........................................       89
     Section 6.12        Merger, Conversion,  Consolidation or Succession to Business..................       90
     Section 6.13        Preferential Collection of Claims Against Company.............................       90
     Section 6.14        Appointment of Authenticating Agent...........................................       90

ARTICLE VII HOLDERS' LISTS AND REPORTS    BY TRUSTEE AND COMPANY.......................................       92
     Section 7.01        Company to Furnish Trustee Names and Addresses of Holders.....................       92
     Section 7.02        Preservation of Information; Communications to Holders........................       92

                                                                                                             Page
                                                                                                             ----
     Section 7.03        Reports by Trustee............................................................       93
     Section 7.04        Reports by Company............................................................       93

ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE......................................       94
     Section 8.01        Company May Consolidate, Etc. Only on Certain Terms...........................       94
     Section 8.02        Successor Substituted.........................................................       95

ARTICLE IX SUPPLEMENTAL INDENTURES.....................................................................       96
     Section 9.01        Supplemental Indentures and Amendments to the Securities, the Collateral
                         Documents or the Intercreditor Agreement Without Consent of Holders...........       96
     Section 9.02        Supplemental Indentures and Amendments to the Securities, the Collateral
                         Documents or the Intercreditor Agreement with Consent of Holders..............       97
     Section 9.03        Execution of Supplemental Indentures..........................................       98
     Section 9.04        Effect of Supplemental Indentures.............................................       99
     Section 9.05        Conformity with Trust Indenture Act...........................................       99
     Section 9.06        Reference in Securities to Supplemental Indentures............................       99
     Section 9.07        Notice of Supplemental Indenture..............................................       99
     Section 9.08        Revocation and Effect of Consents.............................................       99

ARTICLE X COVENANTS........................................... ........................................      100
     Section 10.01       Payment of Principal, Premium and Interest....................................      100
     Section 10.02       Maintenance of Office or Agency...............................................      100
     Section 10.03       Money for Security Payments to be Held in Trust...............................      101
     Section 10.04       Existence.....................................................................      102
     Section 10.05       Maintenance of Properties.....................................................      102
     Section 10.06       Payment of Taxes..............................................................      102
     Section 10.07       Maintenance of Insurance......................................................      103
     Section 10.08       Limitation on Consolidated Indebtedness.......................................      103
     Section 10.09       Limitation on Preferred Stock of Restricted Subsidiaries......................      106
     Section 10.10       Limitation on Restricted Payments.............................................      107
     Section 10.11       Limitations Concerning Distributions and Transfers By Restricted
                         Subsidiaries.109..............................................................
     Section 10.12       Limitations on Liens..........................................................      110
     Section 10.13       Limitation on Transactions with Affiliates....................................      111
     Section 10.14       Limitation on Asset Sales and Sales of Subsidiary Stock.......................      112
     Section 10.15       Limitation on Activities of the Company and its Restricted Subsidiaries.......      115
     Section 10.16       Change of Control.............................................................      115
     Section 10.17       Statement by Officers as to Default; Compliance Certificates..................      116
     Section 10.18       Waiver of Certain Covenants...................................................      117
     Section 10.19       Payments for Consent..........................................................      117
     Section 10.20       Covenants upon Attainment and Maintenance of an Investment Grade Rating.......      117

                                                                                                             Page
                                                                                                             ----
     Section 10.21       Additional Guarantees.........................................................      118

ARTICLE XI REDEMPTION OF SECURITIES....................................................................      118
     Section 11.01       Right of Redemption...........................................................      118
     Section 11.02       Applicability of Article XI...................................................      119
     Section 11.03       Election to Redeem; Notice to Trustee.........................................      119
     Section 11.04       Selection by Trustee of Securities to Be Redeemed.............................      119
     Section 11.05       Notice of Redemption..........................................................      119
     Section 11.06       Deposit of Redemption Price...................................................      120
     Section 11.07       Securities Payable on Redemption Date.........................................      120
     Section 11.08       Securities Redeemed in Part...................................................      121

ARTICLE XII DEFEASANCE AND COVENANT DEFEASANCE.........................................................      121
     Section 12.01       Company's Option to Effect Defeasance or Covenant Defeasance..................      121
     Section 12.02       Defeasance and Discharge......................................................      121
     Section 12.03       Covenant Defeasance...........................................................      122
     Section 12.04       Conditions to Defeasance or Covenant Defeasance...............................      122
     Section 12.05       Deposited Money and U.S. Government Obligations to be Held in Trust; Other
                         Miscellaneous Provisions......................................................      124
     Section 12.06       Reinstatement.................................................................      125

ARTICLE XIII COLLATERAL AND SECURITY...................................................................      125
     Section 13.01       Collateral Documents..........................................................      125
     Section 13.02       Application Of Proceeds Of Collateral.........................................      125
     Section 13.03       Possession, Use And Release Of Collateral.....................................      125
     Section 13.04       Additional Collateral; Acquisition of Assets or Property......................      126
     Section 13.05       Opinion of Counsel............................................................      127
     Section 13.06       Trust Indenture Act Requirements..............................................      128
     Section 13.07       Suits To Protect The Collateral...............................................      129
     Section 13.08       Powers Exercisable By Receiver Or Trustee.....................................      129
     Section 13.09       Collateral Trustee............................................................      129

ARTICLE XIV SUBSIDIARY GUARANTEES......................................................................      131
     Section 14.01       Subsidiary Guarantee..........................................................      131
     Section 14.02       Limitation of Guarantor Liability.............................................      133
     Section 14.03       Execution and Delivery of Subsidiary Guarantee................................      133
     Section 14.04       Guarantors May Consolidate, Etc., On Certain Terms............................      134